PRELIMINARY Term Sheet
$790,209,000 (Approximate Offered Certificates)
Asset-Backed Pass-Through Certificates, Series 2006-W3 March 13, 2006
Argent Securities Inc.

Argent Securities Inc. (Depositor) Argent Mortgage Company, L.L.C. (Originator) Ameriquest Mortgage Company (Master Servicer)

All terms and statements are subject to change.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

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(1)	that these materials contain confidential information; or
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in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

PRELIMINARY TERM SHEET DATED

March 13, 2006

Argent Securities Inc.

Asset-Backed Pass-Through Certificates, Series 2006-W3

$790,209,000

(Approximate Offered Certificates)

Subject to Revision

Class	Approximate Size ($)	Type[1,2]	WAL (yrs) Call3 / Mat[4]	Principal Payment Window Call3 / Mat[4]	Pmt Delay (days)	Interest Accrual Basis	Stated Final Maturity	Expected Ratings Moody’s/S&P/Fitch	Initial Credit Enhancement (%)
				Offered Certificates
A-2A	239,889,000	FLT/SEQ/SR	1.00 / 1.00	1-22 / 1-22	0	Actual/360	May 2036	Aaa/AAA/AAA	21.55%
A-2B	111,272,000	FLT/SEQ/SR	2.00 / 2.00	22-27 / 22-27	0	Actual/360	May 2036	Aaa/AAA/AAA	21.55%
A-2C	127,730,000	FLT/SEQ/SR	3.50 / 3.50	27-75 / 27-75	0	Actual/360	May 2036	Aaa/AAA/AAA	21.55%
A-2D	44,512,000	FLT/SEQ/SR	6.77 / 8.97	75-82 / 75-186	0	Actual/360	May 2036	Aaa/AAA/AAA	21.55%
M-1	57,809,000	FLT/MEZ	4.89 / 5.42	45-82 / 45-163	0	Actual/360	May 2036	Aa1/AA+/AA+	17.65%
M-2	50,396,000	FLT/MEZ	4.78 / 5.28	42-82 / 42-153	0	Actual/360	May 2036	Aa2/AA/AA	14.25%
M-3	29,645,000	FLT/MEZ	4.71 / 5.20	41-82 / 41-145	0	Actual/360	May 2036	Aa3/AA-/AA	12.25%
M-4	26,680,000	FLT/MEZ	4.68 / 5.15	40-82 / 40-139	0	Actual/360	May 2036	A1/A+/A+	10.45%
M-5	25,199,000	FLT/MEZ	4.66 / 5.10	40-82 / 40-134	0	Actual/360	May 2036	A2/A/A	8.75%
M-6	23,716,000	FLT/MEZ	4.63 / 5.04	39-82 / 39-127	0	Actual/360	May 2036	A3/A-/A-	7.15%
M-7	22,234,000	FLT/MEZ	4.62 / 4.98	38-82 / 38-120	0	Actual/360	May 2036	Baa1/BBB+/BBB+	5.65%
M-8	18,528,000	FLT/MEZ	4.60 / 4.90	38-82 / 38-111	0	Actual/360	May 2036	Baa2/BBB/BBB	4.40%
M-9	12,599,000	FLT/MEZ	4.60 / 4.82	38-82 / 38-102	0	Actual/360	May 2036	Baa3/BBB-/BBB-	3.55%
			Non-Offered Certificates
A-1	639,421,000	FLT/SR	Not Offered		0	Actual/360	May 2036	Aaa/AAA/AAA	21.55%
M-10	11,858,000	FLT/MEZ	Not Offered		0	Actual/360	May 2036	Ba1/BB+/BB+	2.75%
M-11	14,822,000	FLT/MEZ	Not Offered		0	Actual/360	May 2036	Ba2/BB/BB	1.75%
CE	25,940,567	N/A	Not Offered		N/A	N/A	N/A	NR	N/A
P	100	N/A	Not Offered		N/A	N/A	N/A	NR	N/A
R	N/A	N/A	Not Offered		N/A	N/A	N/A	NR	N/A
R-X	N/A	N/A	Not Offered		N/A	N/A	N/A	NR	N/A

(1) The interest rate on each of the Certificates is subject to the related Net WAC Rate Cap.

(2) The Adjustable-Rate Certificates will accrue interest at a rate not greater than the related Maximum Cap Rate.

(3) To 10% Optional Termination at the pricing speed.

(4) To maturity at the pricing speed.

Pricing Speed (“PPC”)
Fixed-Rate Mortgage Loans	2% CPR growing to 20% CPR over 10 months.
Adjustable-Rate Mortgage Loans

100% PPC, which is 5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC.

Part I: Key Terms

Parties:
Depositor:	Argent Securities Inc.
Originator:	Argent Mortgage Company, L.L.C.
Seller, Sponsor and Master Servicer:

Ameriquest Mortgage Company.

Static pool information regarding delinquencies, cumulative losses and prepayments for prior securitized pools serviced by the Master Servicer for the last five years can be obtained from the following website: http://www.amcinvestors.com/arsi.

Trustee, Custodian and Swap Administrator:	Deutsche Bank National Trust Company.
Swap Provider:	[TBD]
Co-Lead Underwriters:	UBS Securities LLC and J.P. Morgan Securities Inc.
Collateral:
Initial Mortgage Loans:

As of the Initial Cut-off Date, 4,792 Adjustable-Rate and Fixed-Rate, first-lien and second-lien, closed-end, subprime mortgage loans with LTVs at origination not in excess of 100% and an aggregate scheduled principal balance as of the Initial Cut-off Date of approximately $1,000,000,567.11 (the “Initial Mortgage Loans”). References to percentages or balances herein are based on the aggregate scheduled principal balance of such Initial Mortgage Loans on the Initial Cut-off Date. For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as follows:

Initial Group I Mortgage Loans: 2,983 Adjustable-Rate and Fixed-Rate Initial Mortgage Loans with an aggregate scheduled principal balance as of the Initial Cut-off Date of approximately $549,886,610.20. 99.89% of the Initial Group I Mortgage Loans had principal balances at origination that conform to principal balance limits of Freddie Mac.

Initial Group II Mortgage Loans: 1,809 Adjustable-Rate and Fixed-Rate Initial Mortgage Loans with an aggregate scheduled principal balance as of the Initial Cut-off Date of approximately $450,113,956.91 and with principal balances at origination that may or may not conform to principal balance limits of Fannie Mae and Freddie Mac.

Pre-Funding Account:

On the Closing Date, up to approximately $482,250,000 will be deposited into a pre-funding account. Approximately $265,182,667 will be used to purchase Subsequent Mortgagee Loans to be deposited into loan group I and approximately $217,067,332 will be used to purchase Subsequent Mortgage Loans to be deposited into loan group II. The pre-funding period will end no later than April 15, 2006.

The amount on deposit in the pre-funding account will be reduced by the amount used to purchase additional fixed-rate and adjustable-rate mortgage loans (the "Subsequent Mortgage Loans") during the period from the Closing Date up to and including April 15, 2006 (the "Funding Period"). The Initial Mortgage Loans and the Subsequent Mortgage Loans (collectively, the "Mortgage Loans") will have an aggregate principal balance as of the Cut-off Date of approximately $1,482,250,567. Any amounts remaining in the pre-funding account at the end of the Funding Period will be distributed on the next Distribution Date to the holders of the Class A Certificates.

Dates:
Initial Cut-off Date:	The close of business on March 1, 2006.
Distribution Dates:	The 25th day of each month or, if the 25th day is not a business day, the next business day, beginning in April 2006.
Record Date:

Adjustable-Rate Certificates: the close of business on the business day immediately preceding the related Distribution Date.

Retained Certificates: the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs.

Expected Pricing Date:	The week of March 13, 2006.
Expected Closing Date:	On or about March 29, 2006.
Designations:
Certificates:	Argent Securities Inc., Asset-Backed Pass-Through Certificates, Series 2006-W3.
Adjustable-Rate Certificates:	Class A Certificates and Class M Certificates.
Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.
Offered Certificates:	Class A-2A, Class A-2B, Class A-2C, Class A-2D and Class M Certificates (other than the Class M-10 and Class M-11 Certificates).
Non-Offered Certificates:	Class A-1, Class M-10, Class M-11, Class CE, Class P and Residual Certificates.
Residual Certificates:	Class R and Class R-X Certificates.
Retained Certificates:	Class CE, Class P and Residual Certificates.
Group I Certificates:	Class A-1 Certificates, which evidence interests in the Group I Mortgage Loans.
Group II Certificates:	Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, which evidence interests in the Group II Mortgage Loans.
Other Terms:
Source for Calculation of One-Month LIBOR:	Moneyline Telerate page 3750.
ERISA:	The Offered Certificates will not be ERISA eligible as of the Closing Date.
SMMEA Eligibility:	The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Federal Taxation:	Designated portions of the Trust will be established as multiple REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	With respect to the Class A and Class M Certificates, $100,000 and integral multiples of $1 in excess.

Part II: Definitions/Description of the Certificates

Determination Date:	The 10th day of the month or, if such day is not a business day, the business day immediately preceding such 10th day.
Due Period:	For each Distribution Date, the period from the second day of the immediately preceding month to the first day of the month in which such Distribution Date occurs.
Prepayment Period:

For the first Distribution Date, the Initial Cut-off Date to and including the initial Determination Date, and for all other Distribution Dates, the day after the prior Determination Date to and including the Determination Date in the month in which such Distribution Date occurs.

Interest Accrual Basis:	Actual/360. The Adjustable-Rate Certificates will settle flat and will have no payment delay.
Administrative Fee Rate:	The sum of (a) the Servicing Fee Rate (0.50% per annum) and (b) the Trustee Fee Rate (0.0017% per annum).
Expense Adjusted Net Mortgage Rate:	The mortgage rate of each Mortgage Loan minus the Administrative Fee Rate.
Expense Adjusted Net Maximum Mortgage Rate:

The per annum rate equal to the applicable maximum mortgage rate (or the mortgage rate for such Mortgage Loan in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the Administrative Fee Rate.

Optional Termination:

The majority holders of the Class CE Certificates, the Master Servicer and the NIMS Insurer, if any, in that order, may purchase all of the Mortgage Loans and REO properties and retire the Certificates on or after the Optional Termination Date.

Optional Termination Date:

The first Distribution Date on which the aggregate principal balance of the Mortgage Loans is less than 10% of the sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Initial Cut-off Date and (ii) the amounts on deposit in the pre-funding accounts on the Closing Date.

Credit Enhancement:	Excess Interest; Overcollateralization ("OC"); and Subordination.
Initial Overcollateralization Target Percentage:	Approximately 1.75%.
Overcollateralization Floor:

The sum of (i) the aggregate principal balance of the Initial Mortgage Loans as of the Initial Cut-off Date and (ii) the amount on deposit in the pre-funding accounts on the Closing Date multiplied by 0.50%.

Overcollateralization Target Amount:

For any Distribution Date, (i) prior to the Stepdown Date, an amount equal to the Initial Overcollateralization Target Percentage of the sum of (a) the aggregate principal balance of the Initial Mortgage Loans as of the Initial Cut-off Date and (b) the amount on deposit in the pre-funding accounts on the Closing Date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) 2x the Initial Overcollateralization Target Percentage of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and (y) the Overcollateralization Floor or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Stepdown Date:

The earlier of (i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (ii) the later of (A) the 37th Distribution Date and (B) the date that the Credit Enhancement Percentage for the Class A Certificates is greater than or equal to 2x the Initial Credit Enhancement Percentage.

Credit Enhancement Percentage:

The percentage obtained by dividing (x) the aggregate Certificate Principal Balance of each class of Certificates with a lower distribution priority by (y) the aggregate principal balance of the Mortgage Loans.

Class	Initial CE%	Target CE% On/After Stepdown Date
Class A	21.55%	2x Initial CE%
M-1	17.65%	2x Initial CE%
M-2	14.25%	2x Initial CE%
M-3	12.25%	2x Initial CE%
M-4	10.45%	2x Initial CE%
M-5	8.75%	2x Initial CE%
M-6	7.15%	2x Initial CE%
M-7	5.65%	2x Initial CE%
M-8	4.40%	2x Initial CE%
M-9	3.55%	2x Initial CE%
M-10	2.75%	2x Initial CE%
M-11	1.75%	2x Initial CE%

Overcollateralization Reduction Amount:

For any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralized Amount:

For any Distribution Date, will be the excess, if any, of (a) the sum of (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) and (ii) any amounts on deposit in the pre-funding accounts over (b) the aggregate Certificate Principal Balance of the Class A and Class M Certificates plus the Certificate Principal Balance of the Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Net Monthly Excess Cashflow:

For any Distribution Date, the sum of (x) the Overcollateralization Reduction Amount, if any, and (y) the excess of the Available Funds, net of any Net Swap Payment made by the Trustee and the Swap Termination Payments (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)), if any, made by the Trustee, over the sum of (i) the monthly interest accrued and any unpaid interest on the Class A Certificates and the monthly interest accrued on the Class M Certificates and (ii) the principal remittance amount.

Allocation of Losses:

Any Realized Losses on the Mortgage Loans on any Distribution Date will first be absorbed by the Class CE Certificates.

If on any Distribution Date as a result of Realized Losses on the Mortgage Loans, the aggregate certificate principal balance of the Certificates exceeds the sum of (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (ii) any amounts on deposit in the pre-funding accounts, such excess, (the “Realized Loss Amount”) will be allocated to the classes of Class M Certificates, sequentially, in descending numerical order.

There will be no allocation of Realized Losses on the Mortgage Loans to the Class A Certificates or the Class P Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of such Certificates all principal and interest amounts to which they are then entitled. Once Realized Losses are allocated to the Class M Certificates, such amounts with respect to such Certificates will no longer accrue interest. However, the amount of any Realized Losses allocated to the Class M Certificates may be distributed to the holders of those certificates from the Net Monthly Excess Cashflow (and from certain amounts received by the Swap Administrator from the Swap Agreement, if any), sequentially, as described in the Pooling and Servicing Agreement.

Net WAC Rate Cap:

Group I Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the sum of (i) the aggregate principal balance of the related Mortgage Loans and (ii) any amounts on deposit in the related pre-funding accounts, multiplied by 12.

Group II Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider (only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the sum of (i) the aggregate principal balance of the related Mortgage Loans and (ii) any amounts on deposit in the related pre-funding accounts, multiplied by 12.

Class M Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average (weighted in proportion to the results of subtracting from the sum of (i) the aggregate principal balance of each loan group and (ii) any amounts on deposit in the pre-funding accounts, the current certificate principal balance of the Class A Certificates), of (i) the Net WAC Rate Cap for the Group I Certificates and (ii) the Net WAC Rate Cap for the Group II Certificates.

Pass-Through Rate:	For any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the related Net WAC Rate Cap for such Distribution Date.
Formula Rate:	For any Distribution Date and any class of Adjustable-Rate Certificates, the lesser of (i) LIBOR plus the applicable certificate margin and (ii) the related Maximum Cap Rate.
Maximum Cap Rate:

The Maximum Cap Rate for any Distribution Date and any Adjustable-Rate Certificates is calculated in the same manner as the related Net WAC Rate Cap, but based on the Expense Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Expense Adjusted Net Mortgage Rates of the applicable Mortgage Loans, plus, an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the sum of (i) the aggregate principal balance of the Mortgage Loans and (ii) any amounts on deposit in the pre-funding accounts, multiplied by 12.

Coupon Step-up:

After the Optional Termination Date, if the majority holders of the Class CE Certificates, the Master Servicer (or NIMs Insurer, if any) fails to exercise its right to terminate the Trust, the certificate margins with respect to the Adjustable-Rate Certificates on any then outstanding Certificates will increase according to the following:

Certificates	After Optional Termination
Class A Certificates	2 x Applicable Margin
Class M Certificates	1.5 x Applicable Margin

Net WAC Rate Carryover Amount:

For any Distribution Date, (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate not been subject to the Net WAC Rate Cap, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the Net WAC Rate Cap, together with the unpaid portion of any such amounts from the prior Distribution Date and (ii) accrued interest thereon at the then applicable Pass-Through Rate, without giving effect to the Net WAC Rate Cap. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:

On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of $[1,384,199,692.10] (the “Swap Agreement”). Under the Swap Agreement, the Trust will be obligated to pay an amount equal to [5.2200]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider, and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, solely from collections on the Mortgage Loans and generally, prior to distributions to Certificateholders.

In the event that the Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Swap Administrator, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the Trust (calculated in accordance with the terms of the original Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement and the swap administration agreement.

Interest Carry Forward Amount:

For each class of Class A and Class M Certificates, on any Distribution Date, the sum of (i) the excess of (a) the accrued certificate interest for such class with respect to the prior Distribution Date (excluding any Net WAC Rate Carryover Amount with respect to such class), plus any unpaid Interest Carry Forward Amount from the prior Distribution Date, over (b) the amount actually distributed to such class with respect to interest on such prior Distribution Date and (ii) interest on such excess at the Pass-Through Rate for such class.

Available Funds:

For any Distribution Date, the sum, net of amounts reimbursable to the Master Servicer or the Trustee, of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Master Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; (iv) all compensating interest paid by the Master Servicer in respect of prepayment interest shortfalls on the Mortgage Loans for the related period, and (v) any amounts released from the pre-funding accounts.

Class A Principal Distribution Amount:

With respect to the Class A Certificates, prior to the Stepdown Date, or if a Trigger Event is in effect, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any Net Monthly Excess Cashflow required to maintain the Overcollateralization Target Amount until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. On or after the Stepdown Date, if no Trigger Event is in effect, principal paid on the Class A Certificates will be an amount such that each of the Class A Certificates will maintain 2x the Initial Credit Enhancement Percentage as set forth in the Credit Enhancement Percentage table included herein.

Principal distributions on the Group II Certificates will be allocated sequentially, to the Class A-2A, the Class A-2B, the Class A-2C and the Class A-2D Certificates, in that order, until their respective certificate principal balances have been reduced to zero. Notwithstanding the foregoing, if after the pre-funding period the aggregate Certificate Principal Balance of the Group II Certificates exceeds the aggregate principal balance of the Group II Mortgage Loans, principal distributions will be allocated concurrently, on a pro rata basis.

Notwithstanding the foregoing, if the aggregate Certificate Principal Balance of the Group I or Group II Certificates is reduced to zero, then the amount of principal distributions from the related loan group on subsequent Distribution Dates will be distributed to the group(s) of Class A Certificates remaining outstanding, to the extent necessary to provide all required principal distributions to such Certificates.

Class M Principal Distribution Amount:

The Class M Certificates will not receive any principal payments prior to the Stepdown Date. On or after the Stepdown Date (if no Trigger Event is in effect), principal will be paid on the Class M Certificates in the following order: to the Class M-1 Certificates until it reaches 2x the Class M-1 Initial Credit Enhancement Percentage, then to the Class M-2 Certificates until it reaches 2x the Class M-2 Initial Credit Enhancement Percentage, then to the Class M-3 Certificates until it reaches 2x the Class M-3 Initial Credit Enhancement Percentage, then to the Class M-4 Certificates until it reaches 2x the Class M-4 Initial Credit Enhancement Percentage, then to the Class M-5 Certificates until it reaches 2x the Class M-5 Initial Credit Enhancement Percentage, then to the Class M-6 Certificates until it reaches 2x the Class M-6 Initial Credit Enhancement Percentage, then to the Class M-7 Certificates until it reaches 2x the Class M-7 Initial Credit Enhancement Percentage, then to the Class M-8 Certificates until it reaches 2x the Class M-8 Initial Credit Enhancement Percentage, then to the Class M-9 Certificates until it reaches 2x the Class M-9 Initial Credit Enhancement Percentage, then to the Class M-10 Certificates until it reaches 2x the Class M-10 Initial Credit Enhancement Percentage, and then to the Class M-11 Certificates until it reaches 2x the Class M-11 Initial Credit Enhancement Percentage in each case, as set forth in the Credit Enhancement Percentage table included herein.

If a Trigger Event is in effect, principal payments will be paid sequentially first to the Class A Certificates and then to the Class M Certificates in their order of seniority until the Certificate Principal Balance of each such class is reduced to zero.

Trigger Event:	If either the Delinquency Trigger Event or Cumulative Loss Test is violated.
Delinquency Trigger Event:

The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more, (ii) REO Properties and (iii) Mortgage Loans in foreclosure and in bankruptcy by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds a percentage (as specified in the Pooling and Servicing Agreement) of the Credit Enhancement Percentage for the most senior class of Certificates then outstanding. In the case of the Class A Certificates, the percentage will be [37.12]%.

Cumulative Loss Test:

The aggregate amount of Realized Losses incurred with respect to the Mortgage Loans since the Cut-off Date through the last day of the related Due Period (reduced by the aggregate amount of subsequent recoveries received with respect to the Mortgage Loans from the Cut-off Date through the last day of the related Due Period) divided by the sum of (i) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and (ii) any amounts on deposit in the pre-funding accounts on the Closing Date exceeds the approximate applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
April 2008 through March 2009	[1.35]% for the first month plus an additional 1/12th of [1.65]% for each month thereafter
April 2009 through March 2010	[3.00]% for the first month plus an additional 1/12th of [1.70]% for each month thereafter
April 2010 through March 2011	[4.70]% for the first month plus an additional 1/12th of [1.35]% for each month thereafter
April 2011 through March 2012	[6.05]% for the first month plus an additional 1/12th of [0.70]% for each month thereafter
April 2012 and thereafter	[6.75]%

Payment Priority:

On each Distribution Date, distributions will be made as follows:

First, to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider and other fees and expenses of the Trust.

From Available Funds, to pay interest on the Class A Certificates pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay interest excluding any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From Available Funds, to pay principal on the Class A and the Class M Certificates, in accordance with the principal payment provisions described above.

From Net Monthly Excess Cashflow, if any, to the Certificates then entitled to receive distributions in respect of principal an additional payment of principal in order to reduce the Certificate Principal Balance of such Certificates to the extent necessary to maintain the required Overcollateralization Target Amount.

From Net Monthly Excess Cashflow, if any, to pay Interest Carry Forward Amounts to the Class M Certificates, sequentially.

From Net Monthly Excess Cashflow, if any, to pay any Realized Losses allocated to the Class M Certificates, sequentially.

From Net Monthly Excess Cashflow, if any, to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates in the same order of priority as described above.

From Net Monthly Excess Cashflow, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.

From Net Monthly Excess Cashflow, if any, to pay any remaining amount to the Class CE and Class R Certificates in accordance with the Pooling and Servicing Agreement.

From the Swap Account, to pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially.

From the Swap Account, to pay the Net WAC Rate Carryover Amount on the Adjustable-Rate Certificates remaining unpaid in the same order of priority as described above.

From the Swap Account, to pay any principal on the Adjustable-Rate Certificates then entitled to distributions of principal, in accordance with the principal payment provisions described above in an amount necessary to maintain the applicable Overcollateralization Target Amount.

From the Swap Account, to pay any Realized Losses remaining on the Class M Certificates, sequentially.

Part III: Swap Schedule

Distribution Date	Notional Schedule ($)	Distribution Date	Notional Schedule ($)
4/25/2006	1,384,199,692.10	5/25/2008	372,829,760.01
5/25/2006	1,375,458,227.00	6/25/2008	363,539,840.66
6/25/2006	1,365,866,228.72	7/25/2008	354,249,921.31
7/25/2006	1,349,047,053.90	8/25/2008	344,960,001.97
8/25/2006	1,332,152,263.89	9/25/2008	335,670,082.63
9/25/2006	1,314,545,301.19	10/25/2008	288,316,276.60
10/25/2006	1,289,583,242.39	11/25/2008	283,687,897.19
11/25/2006	1,264,828,471.53	12/25/2008	279,059,517.78
12/25/2006	1,238,511,129.16	1/25/2009	274,431,138.38
1/25/2007	1,197,684,383.54	2/25/2009	269,802,758.97
2/25/2007	1,157,942,081.07	3/25/2009	265,174,379.56
3/25/2007	1,117,997,577.57	4/25/2009	260,882,021.99
4/25/2007	1,067,522,540.84	5/25/2009	253,418,761.63
5/25/2007	1,019,338,902.08	6/25/2009	246,206,611.54
6/25/2007	973,354,647.85	7/25/2009	239,226,974.49
7/25/2007	929,481,295.79	8/25/2009	232,468,675.70
8/25/2007	887,584,308.91	9/25/2009	225,890,165.87
9/25/2007	845,131,928.26	10/25/2009	219,459,187.19
10/25/2007	785,970,748.90	11/25/2009	213,145,617.79
11/25/2007	730,988,596.34	12/25/2009	206,951,096.62
12/25/2007	678,542,603.69	1/25/2010	200,965,312.21
1/25/2008	618,030,398.24	2/25/2010	195,169,342.31
2/25/2008	563,121,161.47	3/25/2010	189,563,388.78
3/25/2008	391,409,598.69	4/25/2010	184,128,900.85
4/25/2008	382,119,679.35

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Investment Bank

Banking
Ketan Parekh	212-713-4228
Anthony Beshara	212-713-2804
Michael Zentz	212-713-6099
Sharmeen Khan	212-713-6252

Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4002
Joseph Ruttle	212-713-2252

Structuring
Michael Leung	212-713-8661
Adrian Wu	212-713-3153

Collateral
Brian Kramer	212-713-1040

Rating Agencies

Moody’s
Keren Gabay	(212) 553-2728

Standard & Poor’s
Linda Kwok	(212) 438-2610

Fitch
Andrea Murad	(212) 908-0896

COLLATERAL Term Sheet
$790,209,000 (Approximate Offered Certificates)
Asset-Backed Pass-Through Certificates, Series 2006-W3 March 13, 2006
Argent Securities Inc.

Argent Securities Inc. (Depositor) Argent Mortgage Company, L.L.C. (Originator) Ameriquest Mortgage Company (Master Servicer)

All terms and statements are subject to change.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1)	that these materials contain confidential information; or
(2)	that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3)	that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

PART IV: COLLATERAL STATISTICS

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans	4,792

Aggregate Current Principal Balance	$1,000,000,567
Average Current Principal Balance	$208,681		$19,907 to $959,259

Aggregate Original Principal Balance	$1,000,555,302
Average Original Principal Balance	$208,797		$20,200 to $960,000

Fully Amortizing Mortgage Loans	100.00%

1st Lien	98.76%

Weighted Avg. Gross Coupon	8.337%		6.000% to 12.750%

Weighted Avg. Original Term (months)	359		180 to 360
Weighted Avg. Remaining Term (months)	358		173 to 360

Weighted Avg. Margin(ARM Loans Only)	5.998%		3.750% to 7.125%

Weighted Avg. Maximum Rate (ARM Loans Only)	14.317%		12.000% to 18.575%

Weighted Avg. Minimum Rate (ARM Loans Only)	8.317%		6.000% to 12.575%

Weighted Avg. Original LTV (1)	82.45%		17.94% to 100.00%

Weighted Avg. Borrower FICO	618		500 to 813

Geographic Distribution (Top 5)	CA	32.26%
	FL	13.55%
	IL	6.51%
	AZ	6.20%
	OH	5.03%

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE TOTAL COLLATERAL

Collateral Type

COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
15YR FXD -60 MONTHS IO	1	114,874.08	0.01	179	25.00	8.300	657	65.00
2/6 MONTH LIBOR	1,874	367,040,361.02	36.70	359	40.11	8.676	602	83.37
2/6 MONTH LIBOR - 40yr	482	143,120,883.09	14.31	359	41.92	8.167	617	83.45
2/6 MONTH LIBOR -24 MONTHS IO	1	236,250.00	0.02	354	40.00	6.200	693	75.00
2/6 MONTH LIBOR -60 MONTHS IO	528	162,815,647.98	16.28	358	41.03	7.718	666	79.76
30YR FXD -60 MONTHS IO	13	3,576,518.00	0.36	358	38.73	7.763	653	76.37
3/6 MONTH LIBOR	784	147,323,962.04	14.73	359	39.61	8.477	601	83.30
3/6 MONTH LIBOR - 40yr	159	43,124,661.52	4.31	359	41.70	8.040	612	83.06
3/6 MONTH LIBOR -60 MONTHS IO	116	31,203,061.82	3.12	358	40.50	7.542	663	77.30
FIXED	776	88,060,016.06	8.81	352	39.84	8.666	609	82.86
FIXED - 40yr	58	13,384,331.50	1.34	359	39.44	7.703	617	78.90
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45

[1] Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 50,000.00	99	3,556,748.74	0.36	352	39.54	11.135	659	100.00
50,000.01 - 100,000.00	1,007	78,919,347.59	7.89	356	37.73	9.067	608	85.81
100,000.01 - 150,000.00	913	113,975,376.58	11.40	357	38.60	8.713	603	82.28
150,000.01 - 200,000.00	804	140,767,249.14	14.08	359	40.00	8.460	613	81.66
200,000.01 - 250,000.00	567	127,101,592.88	12.71	358	39.97	8.285	617	81.18
250,000.01 - 300,000.00	404	110,584,109.92	11.06	358	40.76	8.316	620	82.44
300,000.01 - 350,000.00	279	90,209,805.24	9.02	358	40.97	8.144	625	81.29
350,000.01 - 400,000.00	215	80,465,764.38	8.05	359	40.96	8.121	628	82.65
400,000.01 - 450,000.00	174	74,272,723.47	7.43	359	42.28	8.038	625	82.33
450,000.01 - 500,000.00	132	62,689,257.09	6.27	359	41.84	8.018	621	82.33
500,000.01 - 550,000.00	72	37,784,584.00	3.78	359	42.27	7.979	625	83.78
550,000.01 - 600,000.00	49	28,227,076.63	2.82	359	43.18	7.893	613	82.72
600,000.01 - 650,000.00	45	28,296,848.94	2.83	359	42.17	8.014	621	83.04
650,000.01 - 700,000.00	15	10,063,516.97	1.01	359	44.01	8.206	643	82.32
700,000.01 - 750,000.00	9	6,513,363.43	0.65	359	44.06	7.723	631	80.48
750,000.01 - 800,000.00	4	3,082,772.28	0.31	359	33.55	7.815	663	82.08
800,000.01 - 850,000.00	2	1,676,463.16	0.17	358	45.51	7.801	574	87.27
850,000.01 - 900,000.00	1	854,708.16	0.09	359	47.00	11.200	613	88.14
950,000.01 - 1,000,000.00	1	959,258.51	0.10	359	40.00	7.300	602	80.00
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45

1 Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
121 - 180	19	2,451,550.28	0.25	179	37.23	8.212	618	73.25
181 - 240	19	2,553,328.76	0.26	239	40.83	7.841	631	79.14
301 - 360	4,754	994,995,688.07	99.50	359	40.50	8.339	618	82.48
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rates
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	30	8,244,454.27	0.82	358	38.42	6.311	634	72.98
6.500 - 6.999	283	80,372,269.59	8.04	358	41.26	6.816	638	77.50
7.000 - 7.499	531	136,993,005.67	13.70	358	40.95	7.245	632	79.51
7.500 - 7.999	894	222,934,768.46	22.29	358	40.90	7.754	626	80.20
8.000 - 8.499	711	148,424,530.72	14.84	357	41.38	8.237	614	81.98
8.500 - 8.999	784	158,688,514.24	15.87	359	39.92	8.735	612	84.06
9.000 - 9.499	480	86,989,028.25	8.70	359	39.64	9.235	601	85.68
9.500 - 9.999	485	82,100,346.36	8.21	359	39.70	9.716	600	87.82
10.000 - 10.499	219	33,236,214.12	3.32	358	38.20	10.207	601	88.60
10.500 - 10.999	179	21,475,517.80	2.15	359	39.07	10.729	603	88.04
11.000 - 11.499	108	11,604,676.19	1.16	358	42.18	11.223	604	89.68
11.500 - 11.999	45	5,066,419.39	0.51	355	39.50	11.682	597	90.60
12.000 - 12.499	40	3,299,166.09	0.33	357	35.19	12.160	599	92.52
12.500 - 12.999	3	571,655.96	0.06	359	53.88	12.571	518	62.00
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45

1 Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[2] (%)
<= 25.00	4	476,919.61	0.05	360	33.47	8.675	594	22.67
25.01 - 30.00	6	1,077,746.62	0.11	359	37.83	8.574	590	26.86
30.01 - 35.00	11	1,790,096.07	0.18	338	37.22	8.302	597	32.87
35.01 - 40.00	15	2,353,519.29	0.24	359	35.53	7.712	606	37.98
40.01 - 45.00	15	2,015,470.68	0.20	350	39.56	8.049	586	42.64
45.01 - 50.00	33	5,603,612.26	0.56	359	41.12	8.119	584	47.97
50.01 - 55.00	27	4,741,612.93	0.47	357	35.98	8.172	597	53.39
55.01 - 60.00	56	11,587,845.23	1.16	355	38.91	7.901	596	58.11
60.01 - 65.00	116	24,778,093.61	2.48	358	41.00	8.074	593	63.60
65.01 - 70.00	156	33,697,046.96	3.37	358	41.61	7.807	590	68.93
70.01 - 75.00	295	63,968,360.62	6.40	357	42.35	8.236	582	73.99
75.01 - 80.00	1,584	394,846,642.63	39.48	358	41.45	7.883	639	79.84
80.01 - 85.00	501	103,394,742.11	10.34	358	39.58	8.390	591	84.51
85.01 - 90.00	1,265	233,832,804.63	23.38	358	38.88	8.727	606	89.78
90.01 - 95.00	439	94,209,632.46	9.42	359	40.56	9.161	624	94.79
95.01 - 100.00	269	21,626,421.40	2.16	356	39.37	10.410	664	100.00
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
500 - 519	227	39,687,230.28	3.97	357	42.28	9.105	509	78.71
520 - 539	321	61,092,869.18	6.11	358	41.38	8.884	530	79.96
540 - 559	422	82,100,078.65	8.21	358	40.43	8.675	551	82.29
560 - 579	382	78,116,024.90	7.81	358	40.65	8.525	569	82.44
580 - 599	493	103,327,354.47	10.33	359	41.61	8.173	589	82.78
600 - 619	643	130,791,875.81	13.08	358	40.22	8.286	609	82.66
620 - 639	779	171,305,149.75	17.13	358	40.81	8.213	629	82.75
640 - 659	519	108,373,954.53	10.84	357	39.84	8.249	650	82.92
660 - 679	357	76,749,039.93	7.67	359	39.50	8.216	668	83.86
680 - 699	305	69,253,644.57	6.93	358	40.05	7.978	688	82.28
700 - 719	160	36,086,330.18	3.61	357	39.86	8.091	709	82.24
720 - 739	75	19,883,493.51	1.99	357	39.72	7.898	729	83.22
740 - 759	61	13,875,697.46	1.39	359	37.82	8.368	749	83.67
760 - 779	33	6,811,499.97	0.68	359	38.62	8.285	769	85.36
780 - 799	9	1,578,570.23	0.16	359	36.60	7.942	786	83.78
800 - 819	6	967,753.69	0.10	358	40.49	9.105	807	88.56
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45

1 Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratio
RANGE OF DEBT-TO- INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
<= 20.00	235	42,054,084.96	4.21	357	14.07	8.584	627	84.75
20.01 - 25.00	201	36,513,313.98	3.65	357	23.33	8.551	624	82.09
25.01 - 30.00	375	63,705,221.94	6.37	358	28.31	8.439	623	81.57
30.01 - 35.00	498	93,986,958.11	9.40	358	33.12	8.356	613	82.42
35.01 - 40.00	776	156,073,456.21	15.61	359	38.25	8.327	621	82.24
40.01 - 45.00	1,129	244,673,928.64	24.47	358	43.17	8.249	622	82.72
45.01 - 50.00	1,468	340,092,872.86	34.01	358	48.16	8.315	615	83.24
50.01 - 55.00	110	22,900,730.41	2.29	357	53.27	8.522	561	68.19
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
California	902	322,607,539.81	32.26	359	41.83	7.971	629	80.61
Florida	736	135,476,660.67	13.55	358	39.56	8.509	625	83.02
Illinois	309	65,100,431.92	6.51	358	40.78	8.520	617	83.06
Arizona	338	62,046,926.54	6.20	357	40.51	8.315	624	80.97
Ohio	495	50,327,236.50	5.03	356	38.29	8.716	592	87.23
New York	133	42,423,624.59	4.24	359	41.38	8.093	622	81.63
Maryland	171	40,438,140.08	4.04	358	40.95	7.895	597	80.01
New Jersey	143	37,022,413.52	3.70	357	40.72	8.378	602	81.30
Texas	202	26,072,589.61	2.61	355	38.00	8.928	608	84.00
Nevada	90	24,053,330.19	2.41	359	39.63	8.439	630	82.52
Michigan	149	19,147,832.02	1.91	359	40.10	8.935	592	86.47
Utah	102	17,928,986.58	1.79	355	38.92	8.535	631	84.37
Missouri	153	17,916,811.73	1.79	359	39.17	9.211	596	87.18
Colorado	70	14,436,440.90	1.44	356	42.16	8.286	614	84.62
Massachusetts	53	13,390,204.48	1.34	359	38.20	8.142	604	82.25
Washington	61	12,697,846.83	1.27	359	39.48	8.418	612	83.63
Pennsylvania	85	12,130,136.10	1.21	359	38.72	8.504	590	83.97
Minnesota	48	10,470,513.84	1.05	359	40.43	8.589	616	83.85
Wisconsin	69	8,846,784.73	0.88	359	41.05	9.145	602	86.50
Indiana	84	7,369,039.65	0.74	359	35.87	8.988	612	88.64
Hawaii	25	7,333,821.07	0.73	359	42.34	7.901	643	80.01
Connecticut	35	7,100,209.13	0.71	359	38.54	8.932	601	84.62
Tennessee	36	4,329,367.82	0.43	357	38.71	9.413	588	90.24
New Mexico	30	4,239,032.07	0.42	359	37.72	9.088	593	83.52
North Carolina	26	3,268,809.64	0.33	359	37.27	9.138	594	84.43
Rhode Island	14	2,979,366.84	0.30	359	43.22	8.844	608	81.71
Louisiana	25	2,779,519.38	0.28	359	38.88	8.974	606	84.63
Oklahoma	26	2,623,448.37	0.26	355	38.84	9.310	599	88.75
Maine	15	2,285,414.50	0.23	358	41.12	8.295	600	81.31
Kentucky	20	2,238,241.83	0.22	354	42.83	8.788	592	86.24
Nebraska	19	2,198,212.03	0.22	359	37.63	9.009	611	88.20
Alabama	14	2,108,544.13	0.21	359	41.15	8.871	566	86.86
Iowa	19	2,019,127.07	0.20	359	32.38	8.982	578	86.78
Kansas	17	1,950,079.09	0.20	357	41.82	9.093	562	84.97
Idaho	12	1,929,077.34	0.19	360	38.21	8.452	632	83.19
Georgia	10	1,848,115.01	0.18	358	37.90	8.823	573	83.51
New Hampshire	7	1,847,447.41	0.18	359	34.45	8.804	596	83.78
Oregon	8	1,628,523.33	0.16	359	40.46	7.709	638	81.00
Delaware	10	1,457,322.88	0.15	359	40.17	9.264	564	72.73
South Carolina	9	1,329,062.14	0.13	359	41.51	9.541	551	86.93
Mississippi	10	1,149,294.70	0.11	357	37.77	8.537	594	87.44
Alaska	4	650,687.75	0.07	359	38.41	9.283	597	85.37
Arkansas	5	495,055.42	0.05	359	41.33	9.825	537	79.81
South Dakota	2	193,324.33	0.02	358	31.83	8.702	607	89.58
Wyoming	1	115,973.54	0.01	359	44.00	8.780	622	80.00
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Owner Occupied	4,082	894,240,453.25	89.42	358	41.30	8.260	615	81.95
Non-Owner Occupied	659	95,648,499.23	9.56	358	33.06	9.041	642	86.85
Second Home	51	10,111,614.63	1.01	355	39.39	8.480	645	84.52
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45

1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Full Documentation	2,772	542,697,692.58	54.27	358	40.15	8.103	601	82.07
Limited Documentation	349	81,392,054.22	8.14	357	38.10	8.186	619	82.93
Stated Documentation	1,671	375,910,820.31	37.59	358	41.50	8.708	642	82.89
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45

1 Original LTV if first lien, combined LTV if second lien.

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Refinance-Debt Consolidation Cash Out**	2,283	497,183,411.86	49.72	358	40.66	8.291	594	80.76
Purchase	2,298	468,396,110.45	46.84	359	40.42	8.385	644	84.28
Refinance-Debt Consolidation No Cash Out***	211	34,421,044.80	3.44	355	38.99	8.362	599	81.96
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45

1 Original LTV if first lien, combined LTV if second lien.

** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

DESCRIPTION OF THE TOTAL COLLATERAL

Credit Grade
RISK CATEGORY	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1	3,693	771,482,162.24	77.15	358	40.42	8.230	630	83.13
2	764	160,243,053.52	16.02	358	40.38	8.513	584	82.61
3	178	35,939,546.79	3.59	358	39.50	8.992	562	78.24
4	130	27,130,715.72	2.71	359	43.54	9.019	557	70.95
5	27	5,205,088.84	0.52	359	44.56	10.744	543	65.99
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45

1 Original LTV if first lien, combined LTV if second lien.

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Single Family	3,530	727,683,726.82	72.77	358	40.60	8.325	614	82.31
Pud	501	118,472,548.25	11.85	358	41.20	8.350	620	82.78
Two-to-Four Family	377	82,753,782.06	8.28	359	39.55	8.331	628	81.98
Condominium	364	66,584,551.50	6.66	359	39.17	8.483	639	83.89
Pud Attached	15	3,380,889.86	0.34	359	40.26	7.843	632	83.27
Single Family Attached	5	1,125,068.62	0.11	359	40.21	7.904	671	81.42
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45

1 Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term
PREPAYMENT CHARGE TERM AT ORIGINATION (MONTHS)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	1,689	340,191,231.13	34.02	358	40.35	8.639	619	82.99
12 Months	188	54,330,849.49	5.43	359	41.22	8.422	627	81.25
24 Months	2,195	487,153,415.31	48.72	359	40.70	8.170	618	82.49
36 Months	720	118,325,071.18	11.83	356	39.68	8.119	609	81.25
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45

1 Original LTV if first lien, combined LTV if second lien.

Conforming Balances
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Conforming	4,360	784,896,589.45	78.49	358	39.96	8.414	616	82.31
Non-Conforming	432	215,103,977.66	21.51	359	42.42	8.056	624	82.94
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
12.000 - 12.499	27	7,917,316.19	0.88	358	38.54	6.313	634	72.94
12.500 - 12.999	259	75,273,398.48	8.41	359	41.43	6.812	638	77.63
13.000 - 13.499	437	118,591,423.48	13.25	359	41.01	7.243	633	79.63
13.500 - 13.999	765	201,543,116.69	22.52	359	40.99	7.756	628	80.54
14.000 - 14.499	570	131,423,527.72	14.69	358	41.54	8.237	617	82.07
14.500 - 14.999	685	145,344,699.97	16.24	359	40.01	8.737	614	84.36
15.000 - 15.499	418	79,749,128.00	8.91	359	39.75	9.237	601	85.84
15.500 - 15.999	417	74,701,507.23	8.35	359	39.55	9.718	599	87.87
16.000 - 16.499	169	28,632,426.68	3.20	359	38.41	10.204	599	88.78
16.500 - 16.999	118	17,741,313.46	1.98	359	39.19	10.732	593	86.40
17.000 - 17.499	51	8,617,426.76	0.96	359	42.97	11.188	589	86.60
17.500 - 17.999	16	3,114,791.53	0.35	359	37.94	11.655	567	84.72
18.000 - 18.499	10	1,663,890.28	0.19	359	30.64	12.236	567	85.17
18.500 - 18.999	2	550,861.00	0.06	359	54.44	12.564	515	60.56
Total:	3,944	894,864,827.47	100.00	359	40.58	8.317	618	82.49
[1]Original LTV if first lien, combined LTV if second lien
Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	27	7,917,316.19	0.88	358	38.54	6.313	634	72.94
6.500 - 6.999	259	75,273,398.48	8.41	359	41.43	6.812	638	77.63
7.000 - 7.499	437	118,591,423.48	13.25	359	41.01	7.243	633	79.63
7.500 - 7.999	765	201,543,116.69	22.52	359	40.99	7.756	628	80.54
8.000 - 8.499	570	131,423,527.72	14.69	358	41.54	8.237	617	82.07
8.500 - 8.999	685	145,344,699.97	16.24	359	40.01	8.737	614	84.36
9.000 - 9.499	418	79,749,128.00	8.91	359	39.75	9.237	601	85.84
9.500 - 9.999	417	74,701,507.23	8.35	359	39.55	9.718	599	87.87
10.000 - 10.499	169	28,632,426.68	3.20	359	38.41	10.204	599	88.78
10.500 - 10.999	118	17,741,313.46	1.98	359	39.19	10.732	593	86.40
11.000 - 11.499	51	8,617,426.76	0.96	359	42.97	11.188	589	86.60
11.500 - 11.999	16	3,114,791.53	0.35	359	37.94	11.655	567	84.72
12.000 - 12.499	10	1,663,890.28	0.19	359	30.64	12.236	567	85.17
12.500 - 12.999	2	550,861.00	0.06	359	54.44	12.564	515	60.56
Total:	3,944	894,864,827.47	100.00	359	40.58	8.317	618	82.49

1Original LTV if first lien, combined LTV if second lien

Gross Margins of the Adjustable-Rate Loans
RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
3.750 - 3.999	2	605,468.18	0.07	356	44.36	7.504	580	91.46
4.000 - 4.249	2	615,632.52	0.07	358	29.94	8.202	570	90.00
6.000 - 6.249	3,935	892,887,625.61	99.78	359	40.58	8.317	618	82.48
6.750 - 6.999	1	279,801.86	0.03	359	45.00	7.737	633	80.00
7.000 - 7.249	4	476,299.30	0.05	359	44.41	9.085	645	87.22
Total:	3,944	894,864,827.47	100.00	359	40.58	8.317	618	82.49

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE TOTAL COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
August 1, 2007	2	242,302.99	0.03	353	35.66	7.925	646	93.91
September 1, 2007	22	3,920,711.45	0.44	354	39.25	8.055	603	88.91
October 1, 2007	47	9,435,487.84	1.05	355	39.43	7.786	607	87.07
November 1, 2007	40	8,381,883.83	0.94	356	36.86	8.100	584	85.13
December 1, 2007	49	10,172,204.76	1.14	357	40.19	8.273	592	84.24
January 1, 2008	296	67,691,479.22	7.56	358	40.33	7.963	620	82.70
February 1, 2008	2,064	486,701,586.00	54.39	359	40.95	8.391	622	82.19
March 1, 2008	365	86,667,486.00	9.68	360	40.37	8.414	624	82.92
September 1, 2008	8	1,540,151.88	0.17	354	37.73	8.333	611	91.98
October 1, 2008	22	4,462,417.51	0.50	355	39.75	7.679	584	89.41
November 1, 2008	19	4,546,985.68	0.51	356	38.86	7.710	582	86.72
December 1, 2008	26	4,759,452.12	0.53	357	38.23	7.982	595	85.07
January 1, 2009	122	22,435,189.22	2.51	358	41.50	8.000	601	83.36
February 1, 2009	719	150,835,424.97	16.86	359	39.90	8.327	614	81.73
March 1, 2009	143	33,072,064.00	3.70	360	40.97	8.322	618	82.51
Total:	3,944	894,864,827.47	100.00	359	40.58	8.317	618	82.49

1 Original LTV if first lien, combined LTV if second lien.

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2.000	3,944	894,864,827.47	100.00	359	40.58	8.317	618	82.49
Total:	3,944	894,864,827.47	100.00	359	40.58	8.317	618	82.49

1 Original LTV if first lien, combined LTV if second lien.

Periodic Rate Cap of the Adjustable-Rate Loans
PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1.000	3,944	894,864,827.47	100.00	359	40.58	8.317	618	82.49
Total:	3,944	894,864,827.47	100.00	359	40.58	8.317	618	82.49

1 Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination
STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1 x 30	72	11,038,838.32	1.10	355	40.46	8.431	582	85.84
Never Delinquent	4,720	988,961,728.79	98.90	358	40.49	8.336	618	82.41
Total:	4,792	1,000,000,567.11	100.00	358	40.49	8.337	618	82.45

DESCRIPTION OF THE GROUP I COLLATERAL

Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans	2,983

Aggregate Current Principal Balance	$549,886,610
Average Current Principal Balance	$184,340		$19,907 to $618,068

Aggregate Original Principal Balance	$550,195,032
Average Original Principal Balance	$184,444		$20,200 to $618,300

Fully Amortizing Mortgage Loans	100.00%

1st Lien	100.00%

Weighted Avg. Gross Coupon	8.393%		6.000% to 12.750%

Weighted Avg. Original Term (months)	359		180 to 360
Weighted Avg. Remaining Term (months)	358		173 to 360

Weighted Avg. Margin(ARM Loans Only)	5.998%		3.750% to 7.125%

Weighted Avg. Maximum Rate (ARM Loans Only)	14.410%		12.000% to 18.550%

Weighted Avg. Minimum Rate (ARM Loans Only)	8.410%		6.000% to 12.550%

Weighted Avg. Original LTV (1)	82.45%		17.94% to 100.00%

Weighted Avg. Borrower FICO	612		500 to 813

Geographic Distribution (Top 5):	CA	22.99%
	FL	12.04%
	IL	8.30%
	OH	6.98%
	AZ	6.28%

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE GROUP I COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2/6 MONTH LIBOR	1,227	208,486,864.24	37.91	359	39.32	8.764	601	83.52
2/6 MONTH LIBOR - 40yr	278	67,805,866.61	12.33	359	41.65	8.209	617	83.57
2/6 MONTH LIBOR -24 MONTHS IO	1	236,250.00	0.04	354	40.00	6.200	693	75.00
2/6 MONTH LIBOR -60 MONTHS IO	219	61,494,191.84	11.18	358	41.83	7.670	661	79.02
30YR FXD -60 MONTHS IO	10	2,673,218.00	0.49	358	39.36	7.791	648	79.94
3/6 MONTH LIBOR	555	97,479,359.20	17.73	359	39.16	8.527	601	83.40
3/6 MONTH LIBOR - 40yr	108	26,103,386.07	4.75	359	41.45	7.988	610	82.82
3/6 MONTH LIBOR -60 MONTHS IO	61	16,104,841.82	2.93	358	41.57	7.506	655	76.66
FIXED	482	60,167,097.10	10.94	350	39.87	8.385	601	81.30
FIXED RATE - 40YR	42	9,335,535.32	1.70	359	39.12	7.765	612	80.38
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45
[1]Original LTV if a first lien, Combined LTV if a second lien.

Principal Balances at Origination*
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 50,000.00	31	929,728.00	0.17	343	42.69	11.139	656	100.00
50,000.01 - 100,000.00	735	58,825,139.00	10.69	356	37.70	8.945	603	85.05
100,000.01 - 150,000.00	648	80,505,247.00	14.63	357	39.27	8.706	601	82.70
150,000.01 - 200,000.00	509	89,206,886.00	16.21	358	40.36	8.470	605	82.37
200,000.01 - 250,000.00	319	71,164,504.00	12.93	357	39.90	8.279	606	80.88
250,000.01 - 300,000.00	208	57,064,509.00	10.37	358	40.06	8.384	605	82.19
300,000.01 - 350,000.00	242	78,403,640.00	14.25	358	40.71	8.136	625	81.56
350,000.01 - 400,000.00	204	76,387,004.00	13.88	359	41.21	8.112	630	82.65
400,000.01 - 450,000.00	66	27,326,425.00	4.97	359	41.88	7.922	624	82.27
450,000.01 - 500,000.00	15	7,112,300.00	1.29	359	40.59	8.077	608	81.52
500,000.01 - 550,000.00	4	2,061,350.00	0.37	358	42.39	8.342	634	88.78
550,000.01 - 600,000.00	1	590,000.00	0.11	359	43.00	7.000	564	69.41
600,000.01 - 650,000.00	1	618,300.00	0.11	359	36.00	7.050	687	90.00
Total:	2,983	550,195,032.00	100.00	358	40.08	8.393	612	82.45

1 Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

DESCRIPTION OF THE GROUP I COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 50,000.00	31	927,563.88	0.17	343	42.69	11.138	656	100.00
50,000.01 - 100,000.00	735	58,771,289.66	10.69	356	37.70	8.945	603	85.05
100,000.01 - 150,000.00	648	80,450,834.66	14.63	357	39.27	8.706	601	82.70
150,000.01 - 200,000.00	509	89,159,247.55	16.21	358	40.36	8.470	605	82.37
200,000.01 - 250,000.00	319	71,121,339.91	12.93	357	39.90	8.279	606	80.88
250,000.01 - 300,000.00	208	57,035,674.46	10.37	358	40.06	8.384	605	82.19
300,000.01 - 350,000.00	243	78,724,127.20	14.32	358	40.74	8.137	625	81.57
350,000.01 - 400,000.00	203	76,007,959.71	13.82	359	41.18	8.112	630	82.64
400,000.01 - 450,000.00	66	27,313,502.69	4.97	359	41.88	7.922	624	82.27
450,000.01 - 500,000.00	15	7,108,275.10	1.29	359	40.59	8.077	608	81.52
500,000.01 - 550,000.00	4	2,058,952.44	0.37	358	42.39	8.342	634	88.79
550,000.01 - 600,000.00	1	589,775.22	0.11	359	43.00	7.000	564	69.41
600,000.01 - 650,000.00	1	618,067.72	0.11	359	36.00	7.050	687	90.00
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45

1 Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
121 - 180	15	2,067,473.17	0.38	179	38.46	8.280	623	74.20
181 - 240	14	1,777,372.87	0.32	239	43.26	7.910	609	79.58
301 - 360	2,954	546,041,764.16	99.30	359	40.08	8.395	612	82.49
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rate
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	15	3,753,957.06	0.68	358	37.66	6.295	638	73.89
6.500 - 6.999	166	40,532,972.37	7.37	358	40.23	6.819	637	76.76
7.000 - 7.499	323	72,251,973.13	13.14	357	41.51	7.246	630	79.38
7.500 - 7.999	515	109,375,916.56	19.89	357	40.89	7.754	621	79.55
8.000 - 8.499	469	85,089,571.26	15.47	357	41.22	8.237	605	82.34
8.500 - 8.999	514	91,822,906.75	16.70	358	38.76	8.729	605	83.99
9.000 - 9.499	327	53,566,442.42	9.74	359	38.84	9.226	602	86.29
9.500 - 9.999	332	52,345,546.57	9.52	359	39.07	9.724	598	87.66
10.000 - 10.499	140	19,786,178.43	3.60	357	39.63	10.199	592	87.54
10.500 - 10.999	98	11,783,393.37	2.14	359	38.11	10.705	597	87.38
11.000 - 11.499	48	5,824,232.89	1.06	359	41.09	11.213	587	86.96
11.500 - 11.999	20	2,277,096.15	0.41	353	37.61	11.679	574	82.45
12.000 - 12.499	14	1,212,689.77	0.22	358	27.52	12.192	595	93.28
12.500 - 12.999	2	263,733.47	0.05	359	53.74	12.566	536	52.65
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45

1 Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO- INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
<= 25.00	3	316,919.61	0.06	360	33.20	8.310	614	22.32
25.01 - 30.00	5	597,985.23	0.11	359	36.08	7.871	572	28.14
30.01 - 35.00	6	967,876.25	0.18	320	37.58	8.619	618	33.05
35.01 - 40.00	9	1,438,934.26	0.26	359	35.92	7.684	598	37.92
40.01 - 45.00	11	1,384,398.90	0.25	346	42.89	8.197	573	42.83
45.01 - 50.00	17	3,149,529.66	0.57	359	40.15	8.262	599	48.56
50.01 - 55.00	13	2,816,439.19	0.51	359	34.83	8.176	603	53.45
55.01 - 60.00	34	6,754,025.41	1.23	353	36.95	7.640	606	57.74
60.01 - 65.00	69	14,586,555.74	2.65	359	39.92	8.168	593	64.10
65.01 - 70.00	80	16,961,610.89	3.08	358	41.54	7.769	593	68.17
70.01 - 75.00	219	42,921,902.19	7.81	358	41.52	8.252	581	74.42
75.01 - 80.00	912	192,257,121.76	34.96	358	41.49	7.964	628	79.75
80.01 - 85.00	433	73,537,460.40	13.37	357	38.91	8.427	592	84.51
85.01 - 90.00	762	122,845,380.18	22.34	358	38.19	8.786	608	89.77
90.01 - 95.00	327	61,427,708.87	11.17	359	40.40	9.145	622	94.79
95.01 - 100.00	83	7,922,761.66	1.44	356	38.80	10.041	662	100.00
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
500 - 519	172	26,658,609.54	4.85	357	41.11	9.120	510	79.05
520 - 539	237	40,394,700.78	7.35	359	41.25	8.976	530	80.19
540 - 559	294	49,593,101.73	9.02	358	40.46	8.729	551	82.46
560 - 579	254	42,960,763.91	7.81	357	39.66	8.564	569	81.64
580 - 599	331	60,211,982.72	10.95	359	41.17	8.229	589	82.91
600 - 619	422	79,607,974.96	14.48	358	39.38	8.299	609	82.94
620 - 639	450	87,040,833.53	15.83	358	40.22	8.238	629	82.89
640 - 659	294	58,177,945.87	10.58	356	39.39	8.169	650	83.03
660 - 679	192	37,454,256.45	6.81	359	40.08	8.231	668	83.91
680 - 699	146	28,682,962.11	5.22	357	39.15	8.067	688	82.05
700 - 719	93	18,408,231.11	3.35	357	38.83	8.167	708	82.70
720 - 739	40	8,517,041.99	1.55	359	40.01	7.743	729	82.38
740 - 759	37	7,358,692.27	1.34	359	39.17	8.668	749	84.35
760 - 779	14	3,598,034.66	0.65	359	41.14	8.244	770	84.62
780 - 799	3	525,804.99	0.10	359	31.12	8.157	786	87.62
800 - 819	4	695,673.58	0.13	359	43.30	9.418	806	90.82
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45

1 Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratio
RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
<= 20.00	165	26,495,624.93	4.82	357	13.64	8.801	615	84.04
20.01 - 25.00	125	20,283,903.92	3.69	357	23.25	8.713	619	82.77
25.01 - 30.00	225	37,735,416.82	6.86	357	28.21	8.402	615	81.51
30.01 - 35.00	312	55,459,825.65	10.09	358	33.11	8.432	611	82.74
35.01 - 40.00	472	85,130,930.59	15.48	359	38.14	8.361	614	81.99
40.01 - 45.00	679	129,870,964.38	23.62	358	43.10	8.310	617	82.61
45.01 - 50.00	937	181,515,192.74	33.01	358	48.21	8.349	610	83.40
50.01 - 55.00	68	13,394,751.17	2.44	356	53.30	8.515	560	68.75
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
California	403	126,444,631.65	22.99	359	41.32	7.968	628	79.56
Florida	342	66,217,089.53	12.04	358	39.11	8.529	616	82.64
Illinois	228	45,626,913.02	8.30	357	40.90	8.529	616	83.10
Ohio	390	38,363,516.00	6.98	355	38.60	8.685	591	87.18
Arizona	203	34,529,149.57	6.28	357	40.90	8.320	612	80.41
Maryland	121	26,696,440.04	4.85	359	40.14	7.988	600	80.19
New York	81	25,690,126.47	4.67	359	41.38	8.022	618	80.81
New Jersey	99	24,077,548.32	4.38	356	38.89	8.417	606	81.83
Texas	128	14,558,449.61	2.65	353	38.14	8.807	614	83.40
Michigan	108	13,246,113.13	2.41	359	39.94	8.973	589	87.39
Missouri	114	12,267,997.14	2.23	359	39.97	9.196	594	87.81
Nevada	46	10,773,611.97	1.96	359	38.95	8.491	631	82.49
Utah	67	10,666,762.64	1.94	353	37.39	8.637	630	85.72
Colorado	56	10,022,793.19	1.82	355	41.72	8.050	614	84.07
Massachusetts	38	9,635,733.20	1.75	359	37.71	8.000	603	81.42
Pennsylvania	67	9,520,465.13	1.73	359	38.14	8.432	591	83.21
Washington	43	8,380,202.32	1.52	359	42.12	8.446	598	83.23
Minnesota	40	7,408,582.38	1.35	359	42.01	8.834	608	84.07
Wisconsin	55	6,939,045.36	1.26	359	41.27	9.151	591	86.31
Connecticut	29	5,879,505.95	1.07	359	38.42	8.863	602	84.16
Hawaii	17	5,115,412.90	0.93	359	42.73	7.730	640	79.62
Indiana	58	4,819,332.51	0.88	359	36.37	9.069	611	87.57
New Mexico	21	2,993,510.28	0.54	359	37.73	8.822	594	80.30
Tennessee	28	2,932,329.39	0.53	359	38.18	9.225	593	89.14
North Carolina	19	2,505,311.42	0.46	359	37.14	9.122	594	84.12
Rhode Island	9	2,016,751.62	0.37	359	43.00	8.636	606	80.88
Oklahoma	20	1,961,051.61	0.36	354	39.92	9.403	607	88.39
Georgia	10	1,848,115.01	0.34	358	37.90	8.823	573	83.51
Louisiana	16	1,788,786.18	0.33	359	40.01	8.960	594	86.52
Kentucky	16	1,724,625.59	0.31	352	43.73	8.803	599	86.43
Kansas	15	1,699,568.73	0.31	357	41.81	9.339	559	85.36
Iowa	15	1,605,538.31	0.29	359	32.11	9.033	584	87.61
Maine	10	1,500,183.10	0.27	358	40.06	8.090	605	80.74
Nebraska	14	1,487,215.93	0.27	359	38.82	9.040	622	88.47
Delaware	8	1,324,463.84	0.24	359	39.80	9.418	558	73.90
Idaho	9	1,316,665.06	0.24	359	37.14	8.393	616	81.92
New Hampshire	5	1,276,754.50	0.23	359	32.07	8.549	610	85.88
Oregon	6	1,224,720.67	0.22	359	40.80	7.806	639	81.33
Alabama	9	1,184,316.31	0.22	359	41.56	8.936	561	87.89
South Carolina	6	979,220.08	0.18	359	41.98	9.598	537	87.58
Mississippi	6	570,632.60	0.10	358	38.95	8.534	641	84.84
Alaska	2	435,858.06	0.08	359	42.31	9.218	607	88.34
Arkansas	4	385,120.71	0.07	359	42.85	10.174	547	82.47
South Dakota	1	130,475.63	0.02	359	25.00	9.450	582	89.38
Wyoming	1	115,973.54	0.02	359	44.00	8.780	622	80.00
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Owner Occupied	2,431	469,410,351.82	85.36	358	41.23	8.290	607	81.76
Non-Owner Occupied	510	72,464,628.92	13.18	358	32.75	9.042	641	86.56
Second Home	42	8,011,629.46	1.46	354	39.42	8.553	648	85.34
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45

1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Full Documentation	1,871	326,096,048.03	59.30	358	39.91	8.192	596	82.32
Limited Documentation	176	37,346,523.67	6.79	355	38.15	8.237	612	82.42
Stated Documentation	936	186,444,038.50	33.91	358	40.77	8.776	640	82.68
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45

1 Original LTV if first lien, combined LTV if second lien.

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Refinance-Debt Consolidation Cash Out**	1,728	328,242,593.88	59.69	358	40.11	8.341	596	81.01
Purchase	1,082	195,704,069.64	35.59	358	40.18	8.474	642	84.85
Refinance-Debt Consolidation No Cash Out***	173	25,939,946.68	4.72	355	38.98	8.436	595	82.51
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45

1 Original LTV if first lien, combined LTV if second lien.

* Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

DESCRIPTION OF THE GROUP I COLLATERAL

Credit Grade
RISK CATEGORY*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1	2,177	401,486,069.21	73.01	358	40.16	8.262	625	83.23
2	564	104,512,743.33	19.01	358	39.58	8.584	585	82.29
3	134	24,518,110.83	4.46	357	38.47	9.090	561	78.76
4	93	16,803,122.30	3.06	359	43.45	9.024	555	72.66
5	15	2,566,564.53	0.47	359	42.55	10.296	547	66.62
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45

1 Original LTV if first lien, combined LTV if second lien.

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Single Family	2,264	403,087,644.43	73.30	357	40.30	8.398	608	82.43
Two-to-Four Family	267	57,564,812.59	10.47	359	38.92	8.352	627	81.75
Pud	260	55,824,554.76	10.15	358	40.61	8.341	614	82.12
Condominium	180	30,435,301.32	5.53	359	38.43	8.547	631	84.49
Pud Attached	9	2,162,028.48	0.39	359	40.85	7.837	634	85.03
Single Family Attached	3	812,268.62	0.15	359	38.07	8.110	677	81.96
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45

1 Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term
PREPAYMENT CHARGE TERM AT ORIGINATION (MONTHS)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	1,070	205,426,410.55	37.36	357	39.69	8.556	614	82.45
12 Months	105	24,722,528.29	4.50	359	40.63	8.441	626	81.30
24 Months	1,299	242,055,620.38	44.02	359	40.48	8.315	611	82.73
36 Months	509	77,682,050.98	14.13	355	39.70	8.190	606	81.93
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45

1 Original LTV if first lien, combined LTV if second lien.

Conforming Balances
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Conforming	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
12.000 - 12.499	13	3,580,927.21	0.75	358	37.70	6.295	638	73.49
12.500 - 12.999	148	36,922,705.13	7.73	359	40.51	6.816	637	76.62
13.000 - 13.499	253	59,752,239.60	12.51	359	41.80	7.243	630	79.33
13.500 - 13.999	418	92,767,485.67	19.42	359	41.01	7.758	623	79.77
14.000 - 14.499	354	71,611,868.64	14.99	358	41.38	8.238	608	82.47
14.500 - 14.999	437	80,978,932.87	16.95	359	38.75	8.731	607	84.24
15.000 - 15.499	285	48,271,352.08	10.10	359	38.90	9.229	603	86.77
15.500 - 15.999	287	47,392,224.76	9.92	359	38.82	9.727	599	88.01
16.000 - 16.499	116	17,475,848.86	3.66	359	39.78	10.198	594	88.02
16.500 - 16.999	83	10,770,083.10	2.25	359	37.91	10.703	597	87.13
17.000 - 17.499	36	5,286,616.96	1.11	359	41.66	11.208	582	86.31
17.500 - 17.999	11	1,759,488.31	0.37	359	35.88	11.691	553	77.29
18.000 - 18.499	7	898,048.08	0.19	359	22.77	12.231	584	90.93
18.500 - 18.999	1	242,938.51	0.05	359	55.00	12.550	531	48.60
Total:	2,449	477,710,759.78	100.00	359	40.13	8.410	613	82.65

1 Original LTV if first lien, combined LTV if second lien.

Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	13	3,580,927.21	0.75	358	37.70	6.295	638	73.49
6.500 - 6.999	148	36,922,705.13	7.73	359	40.51	6.816	637	76.62
7.000 - 7.499	253	59,752,239.60	12.51	359	41.80	7.243	630	79.33
7.500 - 7.999	418	92,767,485.67	19.42	359	41.01	7.758	623	79.77
8.000 - 8.499	354	71,611,868.64	14.99	358	41.38	8.238	608	82.47
8.500 - 8.999	437	80,978,932.87	16.95	359	38.75	8.731	607	84.24
9.000 - 9.499	285	48,271,352.08	10.10	359	38.90	9.229	603	86.77
9.500 - 9.999	287	47,392,224.76	9.92	359	38.82	9.727	599	88.01
10.000 - 10.499	116	17,475,848.86	3.66	359	39.78	10.198	594	88.02
10.500 - 10.999	83	10,770,083.10	2.25	359	37.91	10.703	597	87.13
11.000 - 11.499	36	5,286,616.96	1.11	359	41.66	11.208	582	86.31
11.500 - 11.999	11	1,759,488.31	0.37	359	35.88	11.691	553	77.29
12.000 - 12.499	7	898,048.08	0.19	359	22.77	12.231	584	90.93
12.500 - 12.999	1	242,938.51	0.05	359	55.00	12.550	531	48.60
Total:	2,449	477,710,759.78	100.00	359	40.13	8.410	613	82.65

1 Original LTV if first lien, combined LTV if second lien.

Gross Margins of the Adjustable-Rate Loans
RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
3.750 - 3.999	2	605,468.18	0.13	356	44.36	7.504	580	91.46
6.000 - 6.249	2,443	476,628,992.30	99.77	359	40.12	8.410	613	82.63
7.000 - 7.249	4	476,299.30	0.10	359	44.41	9.085	645	87.22
Total:	2,449	477,710,759.78	100.00	359	40.13	8.410	613	82.65

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP I COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
August 1, 2007	1	94,620.73	0.02	353	32.00	8.900	625	100.00
September 1, 2007	17	2,862,137.38	0.60	354	39.92	7.983	608	87.74
October 1, 2007	28	4,573,395.45	0.96	355	38.27	7.670	617	87.16
November 1, 2007	25	3,510,775.83	0.73	356	38.42	8.041	596	87.83
December 1, 2007	28	4,089,919.83	0.86	357	37.40	8.074	604	87.41
January 1, 2008	170	31,759,686.15	6.65	358	40.48	8.203	616	83.06
February 1, 2008	1,241	246,458,579.32	51.59	359	40.28	8.509	615	82.34
March 1, 2008	215	44,674,058.00	9.35	360	40.52	8.485	618	82.82
September 1, 2008	4	564,367.06	0.12	354	44.27	8.439	662	95.42
October 1, 2008	15	2,255,932.49	0.47	355	40.02	7.849	584	89.18
November 1, 2008	11	2,053,682.25	0.43	356	33.04	7.934	586	89.68
December 1, 2008	16	2,652,430.89	0.56	357	34.54	8.088	612	84.67
January 1, 2009	86	13,614,750.05	2.85	358	40.62	8.227	596	82.59
February 1, 2009	490	97,162,839.35	20.34	359	39.67	8.325	610	81.84
March 1, 2009	102	21,383,585.00	4.48	360	41.46	8.395	612	83.52
Total:	2,449	477,710,759.78	100.00	359	40.13	8.410	613	82.65

1 Original LTV if first lien, combined LTV if second lien.

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2.000	2,449	477,710,759.78	100.00	359	40.13	8.410	613	82.65
Total:	2,449	477,710,759.78	100.00	359	40.13	8.410	613	82.65

1 Original LTV if first lien, combined LTV if second lien.

Periodic Rate Cap of the Adjustable-Rate Loans
PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1.000	2,449	477,710,759.78	100.00	359	40.13	8.410	613	82.65
Total:	2,449	477,710,759.78	100.00	359	40.13	8.410	613	82.65

1 Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination
STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1 x 30	40	4,974,975.08	0.90	355	36.63	8.516	580	87.24
Never Delinquent	2,943	544,911,635.12	99.10	358	40.11	8.392	612	82.41
Total:	2,983	549,886,610.20	100.00	358	40.08	8.393	612	82.45

DESCRIPTION OF THE GROUP II COLLATERAL

Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans	1,809

Aggregate Current Principal Balance	$450,113,957
Average Current Principal Balance	$248,819		$21,885 to $959,259

Aggregate Original Principal Balance	$450,360,270
Average Original Principal Balance	$248,955		$22,000 to $960,000

Fully Amortizing Mortgage Loans	100.00%

1st Lien	97.74%

Weighted Avg. Gross Coupon	8.269%		6.150% to 12.575%

Weighted Avg. Original Term (months)	360		180 to 360
Weighted Avg. Remaining Term (months)	358		179 to 360

Weighted Avg. Margin(ARM Loans Only)	5.988%		4.000% to 6.750%

Weighted Avg. Maximum Rate (ARM Loans Only)	14.210%		12.150% to 18.575%

Weighted Avg. Minimum Rate (ARM Loans Only)	8.210%		6.150% to 12.575%

Weighted Avg. Original LTV (1)	82.45%		23.36% to 100.00%

Weighted Avg. Borrower FICO	625		500 to 811

Geographic Distribution (Top 5)	CA	43.58%
	FL	15.39%
	AZ	6.11%
	IL	4.33%
	NY	3.72%

(1)The loan-to-value (“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE GROUP II COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
15YR FXD -60 MONTHS IO	1	114,874.08	0.03	179	25.00	8.300	657	65.00
2/6 MONTH LIBOR	647	158,553,496.78	35.23	359	41.15	8.561	603	83.19
2/6 MONTH LIBOR - 40yr	204	75,315,016.48	16.73	359	42.17	8.129	618	83.35
2/6 MONTH LIBOR -60 MONTHS IO	309	101,321,456.14	22.51	359	40.55	7.747	669	80.21
30YR FXD -60 MONTHS IO	3	903,300.00	0.20	359	36.87	7.681	670	65.82
3/6 MONTH LIBOR	229	49,844,602.84	11.07	358	40.50	8.380	601	83.12
3/6 MONTH LIBOR - 40yr	51	17,021,275.45	3.78	359	42.08	8.119	615	83.44
3/6 MONTH LIBOR -60 MONTHS IO	55	15,098,220.00	3.35	359	39.37	7.579	671	77.97
FIXED	294	27,892,918.96	6.20	354	39.77	9.274	628	86.21
FIXED RATE - 40YR	16	4,048,796.18	0.90	359	40.19	7.561	628	75.46
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45
[1] Original LTV if first lien, combined LTV if second lien.

Principal Balances at Origination
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)*	DEBT-TO-INCOME (%)*	GROSS COUPON (%)*	FICO*	OLTV[1] (%)
0.01 - 50,000.00	68	2,633,929.00	0.58	356	38.43	11.133	660	99.99
50,000.01 - 100,000.00	272	20,172,896.00	4.48	355	37.81	9.423	622	88.01
100,000.01 - 150,000.00	265	33,548,846.00	7.45	357	36.97	8.731	608	81.26
150,000.01 - 200,000.00	295	51,630,121.00	11.46	359	39.37	8.441	626	80.44
200,000.01 - 250,000.00	248	56,002,351.00	12.44	359	40.06	8.292	631	81.57
250,000.01 - 300,000.00	196	53,574,692.00	11.90	358	41.51	8.244	635	82.71
300,000.01 - 350,000.00	36	11,492,946.00	2.55	359	42.54	8.194	619	79.33
350,000.01 - 400,000.00	12	4,460,040.00	0.99	359	37.23	8.279	595	82.81
400,000.01 - 450,000.00	108	46,975,552.00	10.43	359	42.51	8.106	625	82.37
450,000.01 - 500,000.00	116	55,114,038.00	12.24	359	42.01	8.023	622	82.46
500,000.01 - 550,000.00	69	36,252,775.00	8.05	359	42.25	7.939	625	83.44
550,000.01 - 600,000.00	48	27,652,628.00	6.14	359	43.19	7.913	614	83.00
600,000.01 - 650,000.00	44	27,691,284.00	6.15	359	42.31	8.036	620	82.89
650,000.01 - 700,000.00	15	10,065,272.00	2.23	359	44.01	8.206	643	82.32
700,000.01 - 750,000.00	9	6,515,650.00	1.45	359	44.06	7.723	631	80.48
750,000.01 - 800,000.00	4	3,083,500.00	0.68	359	33.55	7.815	663	82.07
800,000.01 - 850,000.00	2	1,678,750.00	0.37	358	45.51	7.801	574	87.26
850,000.01 - 900,000.00	1	855,000.00	0.19	359	47.00	11.200	613	88.14
950,000.01 - 1,000,000.00	1	960,000.00	0.21	359	40.00	7.300	602	80.00
Total:	1,809	450,360,270.00	100.00	358	40.98	8.269	625	82.45

1 Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

DESCRIPTION OF THE GROUP II COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
0.01 - 50,000.00	68	2,629,184.86	0.58	356	38.43	11.133	660	99.99
50,000.01 - 100,000.00	272	20,148,057.93	4.48	355	37.81	9.423	622	88.01
100,000.01 - 150,000.00	265	33,524,541.92	7.45	357	36.97	8.731	608	81.26
150,000.01 - 200,000.00	295	51,608,001.59	11.47	359	39.37	8.441	626	80.44
200,000.01 - 250,000.00	248	55,980,252.97	12.44	359	40.06	8.292	631	81.57
250,000.01 - 300,000.00	196	53,548,435.46	11.90	358	41.51	8.245	635	82.70
300,000.01 - 350,000.00	36	11,485,678.04	2.55	359	42.54	8.194	619	79.32
350,000.01 - 400,000.00	12	4,457,804.67	0.99	359	37.23	8.279	595	82.81
400,000.01 - 450,000.00	108	46,959,220.78	10.43	359	42.51	8.106	625	82.37
450,000.01 - 500,000.00	117	55,580,981.99	12.35	359	42.00	8.010	623	82.44
500,000.01 - 550,000.00	68	35,725,631.56	7.94	359	42.27	7.958	624	83.49
550,000.01 - 600,000.00	48	27,637,301.41	6.14	359	43.19	7.913	615	83.00
600,000.01 - 650,000.00	44	27,678,781.22	6.15	359	42.31	8.036	620	82.89
650,000.01 - 700,000.00	15	10,063,516.97	2.24	359	44.01	8.206	643	82.32
700,000.01 - 750,000.00	9	6,513,363.43	1.45	359	44.06	7.723	631	80.48
750,000.01 - 800,000.00	4	3,082,772.28	0.68	359	33.55	7.815	663	82.08
800,000.01 - 850,000.00	2	1,676,463.16	0.37	358	45.51	7.801	574	87.27
850,000.01 - 900,000.00	1	854,708.16	0.19	359	47.00	11.200	613	88.14
950,000.01 - 1,000,000.00	1	959,258.51	0.21	359	40.00	7.300	602	80.00
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45

1 Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
121 - 180	4	384,077.11	0.09	179	30.66	7.849	590	68.11
181 - 240	5	775,955.89	0.17	239	35.27	7.682	683	78.12
301 - 360	1,800	448,953,923.91	99.74	359	41.00	8.271	625	82.47
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rate
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	15	4,490,497.21	1.00	358	39.06	6.325	630	72.22
6.500 - 6.999	117	39,839,297.22	8.85	358	42.31	6.814	639	78.24
7.000 - 7.499	208	64,741,032.54	14.38	358	40.31	7.244	635	79.65
7.500 - 7.999	379	113,558,851.90	25.23	359	40.90	7.755	631	80.82
8.000 - 8.499	242	63,334,959.46	14.07	358	41.59	8.237	627	81.49
8.500 - 8.999	270	66,865,607.49	14.86	359	41.51	8.743	622	84.16
9.000 - 9.499	153	33,422,585.83	7.43	359	40.92	9.249	599	84.71
9.500 - 9.999	153	29,754,799.79	6.61	359	40.81	9.700	601	88.12
10.000 - 10.499	79	13,450,035.69	2.99	359	36.10	10.219	613	90.17
10.500 - 10.999	81	9,692,124.43	2.15	358	40.23	10.759	610	88.84
11.000 - 11.499	60	5,780,443.30	1.28	358	43.27	11.233	622	92.43
11.500 - 11.999	25	2,789,323.24	0.62	357	41.05	11.685	615	97.26
12.000 - 12.499	26	2,086,476.32	0.46	357	39.65	12.141	601	92.08
12.500 - 12.999	1	307,922.49	0.07	359	54.00	12.575	502	70.00
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45

1 Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[2] (%)
<= 25.00	1	160,000.00	0.04	360	34.00	9.400	553	23.36
25.01 - 30.00	1	479,761.39	0.11	359	40.00	9.450	613	25.26
30.01 - 35.00	5	822,219.82	0.18	359	36.80	7.930	571	32.65
35.01 - 40.00	6	914,585.03	0.20	359	34.92	7.755	619	38.06
40.01 - 45.00	4	631,071.78	0.14	359	32.26	7.723	615	42.23
45.01 - 50.00	16	2,454,082.60	0.55	359	42.36	7.935	564	47.22
50.01 - 55.00	14	1,925,173.74	0.43	353	37.65	8.167	589	53.32
55.01 - 60.00	22	4,833,819.82	1.07	359	41.65	8.264	581	58.63
60.01 - 65.00	47	10,191,537.87	2.26	357	42.55	7.938	594	62.88
65.01 - 70.00	76	16,735,436.07	3.72	359	41.68	7.845	587	69.71
70.01 - 75.00	76	21,046,458.43	4.68	356	44.05	8.204	586	73.12
75.01 - 80.00	672	202,589,520.87	45.01	359	41.41	7.805	649	79.93
80.01 - 85.00	68	29,857,281.71	6.63	359	41.23	8.301	588	84.50
85.01 - 90.00	503	110,987,424.45	24.66	359	39.64	8.663	604	89.79
90.01 - 95.00	112	32,781,923.59	7.28	359	40.87	9.192	628	94.81
95.01 - 100.00	186	13,703,659.74	3.04	356	39.70	10.624	666	100.00
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
500 - 519	55	13,028,620.74	2.89	358	44.67	9.076	508	78.03
520 - 539	84	20,698,168.40	4.60	358	41.63	8.704	530	79.53
540 - 559	128	32,506,976.92	7.22	358	40.38	8.592	551	82.02
560 - 579	128	35,155,260.99	7.81	358	41.87	8.478	569	83.40
580 - 599	162	43,115,371.75	9.58	358	42.23	8.093	589	82.60
600 - 619	221	51,183,900.85	11.37	359	41.53	8.265	609	82.23
620 - 639	329	84,264,316.22	18.72	359	41.42	8.188	629	82.61
640 - 659	225	50,196,008.66	11.15	358	40.36	8.342	651	82.79
660 - 679	165	39,294,783.48	8.73	359	38.95	8.201	668	83.82
680 - 699	159	40,570,682.46	9.01	359	40.69	7.914	688	82.45
700 - 719	67	17,678,099.07	3.93	357	40.94	8.012	711	81.77
720 - 739	35	11,366,451.52	2.53	356	39.51	8.014	729	83.85
740 - 759	24	6,517,005.19	1.45	359	36.30	8.029	749	82.90
760 - 779	19	3,213,465.31	0.71	358	35.80	8.330	768	86.19
780 - 799	6	1,052,765.24	0.23	359	39.34	7.835	786	81.87
800 - 819	2	272,080.11	0.06	358	33.32	8.302	809	82.80
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45

1 Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratio
RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
<= 20.00	70	15,558,460.03	3.46	358	14.80	8.213	648	85.97
20.01 - 25.00	76	16,229,410.06	3.61	356	23.42	8.350	630	81.24
25.01 - 30.00	150	25,969,805.12	5.77	359	28.44	8.493	634	81.66
30.01 - 35.00	186	38,527,132.46	8.56	358	33.13	8.246	616	81.97
35.01 - 40.00	304	70,942,525.62	15.76	358	38.38	8.286	629	82.53
40.01 - 45.00	450	114,802,964.26	25.51	359	43.25	8.180	629	82.84
45.01 - 50.00	531	158,577,680.12	35.23	359	48.10	8.276	621	83.06
50.01 - 55.00	42	9,505,979.24	2.11	359	53.22	8.531	562	67.42
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
California	499	196,162,908.16	43.58	359	42.17	7.973	631	81.28
Florida	394	69,259,571.14	15.39	358	39.98	8.489	633	83.39
Arizona	135	27,517,776.97	6.11	357	40.02	8.310	639	81.66
Illinois	81	19,473,518.90	4.33	359	40.47	8.500	619	82.95
New York	52	16,733,498.12	3.72	358	41.37	8.201	628	82.90
Maryland	50	13,741,700.04	3.05	357	42.53	7.716	591	79.65
Nevada	44	13,279,718.22	2.95	359	40.18	8.396	630	82.54
New Jersey	44	12,944,865.20	2.88	358	44.14	8.304	595	80.33
Ohio	105	11,963,720.50	2.66	357	37.29	8.813	596	87.38
Texas	74	11,514,140.00	2.56	357	37.82	9.080	599	84.75
Utah	35	7,262,223.94	1.61	359	41.17	8.384	633	82.40
Michigan	41	5,901,718.89	1.31	359	40.46	8.851	598	84.41
Missouri	39	5,648,814.59	1.25	359	37.43	9.244	600	85.82
Colorado	14	4,413,647.71	0.98	359	43.17	8.823	614	85.86
Washington	18	4,317,644.51	0.96	359	34.36	8.363	639	84.39
Massachusetts	15	3,754,471.28	0.83	359	39.46	8.506	606	84.38
Minnesota	8	3,061,931.46	0.68	359	36.61	7.997	634	83.33
Pennsylvania	18	2,609,670.97	0.58	359	40.86	8.770	587	86.72
Indiana	26	2,549,707.14	0.57	358	34.91	8.836	613	90.66
Hawaii	8	2,218,408.17	0.49	359	41.44	8.293	649	80.88
Wisconsin	14	1,907,739.37	0.42	359	40.21	9.126	645	87.22
Tennessee	8	1,397,038.43	0.31	353	39.82	9.809	577	92.53
New Mexico	9	1,245,521.79	0.28	359	37.70	9.727	593	91.25
Connecticut	6	1,220,703.18	0.27	359	39.10	9.268	600	86.88
Louisiana	9	990,733.20	0.22	359	36.85	8.999	628	81.23
Rhode Island	5	962,615.22	0.21	359	43.67	9.279	612	83.44
Alabama	5	924,227.82	0.21	359	40.61	8.788	574	85.54
Maine	5	785,231.40	0.17	359	43.15	8.684	591	82.41
North Carolina	7	763,498.22	0.17	359	37.72	9.189	593	85.42
Nebraska	5	710,996.10	0.16	359	35.13	8.945	587	87.64
Oklahoma	6	662,396.76	0.15	359	35.66	9.035	573	89.83
Idaho	3	612,412.28	0.14	360	40.50	8.580	667	85.91
Mississippi	4	578,662.10	0.13	356	36.61	8.541	549	90.00
New Hampshire	2	570,692.91	0.13	360	39.79	9.373	564	79.09
Kentucky	4	513,616.24	0.11	359	39.82	8.735	569	85.62
Iowa	4	413,588.76	0.09	359	33.40	8.781	553	83.60
Oregon	2	403,802.66	0.09	359	39.44	7.414	633	80.00
South Carolina	3	349,842.06	0.08	359	40.21	9.384	590	85.11
Kansas	2	250,510.36	0.06	359	41.87	7.422	584	82.29
Alaska	2	214,829.69	0.05	358	30.49	9.413	578	79.34
Delaware	2	132,859.04	0.03	359	43.84	7.732	627	61.04
Arkansas	1	109,934.71	0.02	359	36.00	8.600	501	70.51
South Dakota	1	62,848.70	0.01	357	46.00	7.150	658	90.00
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Owner Occupied	1,651	424,830,101.43	94.38	358	41.37	8.227	623	82.17
Non-Owner Occupied	149	23,183,870.31	5.15	358	34.03	9.040	644	87.74
Second Home	9	2,099,985.17	0.47	360	39.26	8.202	637	81.43
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45

1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Full Documentation	901	216,601,644.55	48.12	358	40.50	7.968	607	81.70
Limited Documentation	173	44,045,530.55	9.79	358	38.05	8.144	625	83.35
Stated Documentation	735	189,466,781.81	42.09	358	42.21	8.642	645	83.09
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45

1 Original LTV if first lien, combined LTV if second lien.

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Purchase	1,216	272,692,040.81	60.58	359	40.59	8.321	645	83.87
Refinance-Debt Consolidation Cash Out**	555	168,940,817.98	37.53	358	41.72	8.192	592	80.26
Refinance-Debt Consolidation No Cash Out***	38	8,481,098.12	1.88	357	39.05	8.135	610	80.27
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45

1 Original LTV if first lien, combined LTV if second lien.

* Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

DESCRIPTION OF THE GROUP II COLLATERAL

Credit Grade
RISK CATEGORY*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1	1,516	369,996,093.03	82.20	358	40.71	8.195	635	83.02
2	200	55,730,310.19	12.38	358	41.87	8.381	583	83.22
3	44	11,421,435.96	2.54	359	41.71	8.781	564	77.12
4	37	10,327,593.42	2.29	359	43.68	9.010	561	68.16
5	12	2,638,524.31	0.59	358	46.52	11.178	539	65.38
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45

1 Original LTV if first lien, combined LTV if second lien.

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Single Family	1,266	324,596,082.39	72.11	359	40.97	8.235	622	82.17
Pud	241	62,647,993.49	13.92	358	41.73	8.359	625	83.38
Condominium	184	36,149,250.18	8.03	359	39.79	8.429	645	83.39
Two-to-Four Family	110	25,188,969.47	5.60	358	41.01	8.284	632	82.50
Pud Attached	6	1,218,861.38	0.27	359	39.22	7.854	628	80.16
Single Family Attached	2	312,800.00	0.07	359	45.78	7.367	655	80.00
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45

1 Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term
PREPAYMENT CHARGE TERM AT ORIGINATION (MONTHS)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	619	134,764,820.58	29.94	358	41.34	8.766	628	83.82
12 Months	83	29,608,321.20	6.58	359	41.71	8.407	628	81.20
24 Months	896	245,097,794.93	54.45	359	40.92	8.027	624	82.26
36 Months	211	40,643,020.20	9.03	357	39.63	7.984	615	79.97
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45

1 Original LTV if first lien, combined LTV if second lien.

Conforming Balances
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Conforming	1,382	235,609,476.60	52.34	358	39.67	8.470	625	82.04
Non-Conforming	427	214,504,480.31	47.66	359	42.42	8.048	624	82.90
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
12.000 - 12.499	14	4,336,388.98	1.04	358	39.24	6.328	632	72.48
12.500 - 12.999	111	38,350,693.35	9.19	359	42.31	6.808	639	78.61
13.000 - 13.499	184	58,839,183.88	14.10	359	40.22	7.242	635	79.94
13.500 - 13.999	347	108,775,631.02	26.08	359	40.97	7.754	632	81.20
14.000 - 14.499	216	59,811,659.08	14.34	358	41.73	8.235	629	81.60
14.500 - 14.999	248	64,365,767.10	15.43	359	41.59	8.745	622	84.51
15.000 - 15.499	133	31,477,775.92	7.55	359	41.04	9.249	597	84.42
15.500 - 15.999	130	27,309,282.47	6.55	359	40.81	9.703	599	87.63
16.000 - 16.499	53	11,156,577.82	2.67	359	36.27	10.213	607	89.96
16.500 - 16.999	35	6,971,230.36	1.67	359	41.16	10.776	588	85.28
17.000 - 17.499	15	3,330,809.80	0.80	359	45.04	11.156	600	87.07
17.500 - 17.999	5	1,355,303.22	0.32	359	40.61	11.609	584	94.36
18.000 - 18.499	3	765,842.20	0.18	359	39.86	12.242	547	78.41
18.500 - 18.999	1	307,922.49	0.07	359	54.00	12.575	502	70.00
Total:	1,495	417,154,067.69	100.00	359	41.08	8.210	624	82.31
[1] Original LTV if first lien, combined LTV if second lien.
Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	14	4,336,388.98	1.04	358	39.24	6.328	632	72.48
6.500 - 6.999	111	38,350,693.35	9.19	359	42.31	6.808	639	78.61
7.000 - 7.499	184	58,839,183.88	14.10	359	40.22	7.242	635	79.94
7.500 - 7.999	347	108,775,631.02	26.08	359	40.97	7.754	632	81.20
8.000 - 8.499	216	59,811,659.08	14.34	358	41.73	8.235	629	81.60
8.500 - 8.999	248	64,365,767.10	15.43	359	41.59	8.745	622	84.51
9.000 - 9.499	133	31,477,775.92	7.55	359	41.04	9.249	597	84.42
9.500 - 9.999	130	27,309,282.47	6.55	359	40.81	9.703	599	87.63
10.000 - 10.499	53	11,156,577.82	2.67	359	36.27	10.213	607	89.96
10.500 - 10.999	35	6,971,230.36	1.67	359	41.16	10.776	588	85.28
11.000 - 11.499	15	3,330,809.80	0.80	359	45.04	11.156	600	87.07
11.500 - 11.999	5	1,355,303.22	0.32	359	40.61	11.609	584	94.36
12.000 - 12.499	3	765,842.20	0.18	359	39.86	12.242	547	78.41
12.500 - 12.999	1	307,922.49	0.07	359	54.00	12.575	502	70.00
Total:	1,495	417,154,067.69	100.00	359	41.08	8.210	624	82.31
[1] Original LTV if first lien, combined LTV if second lien.
Gross Margins of the Adjustable-Rate Loans
RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
4.000 - 4.249	2	615,632.52	0.15	358	29.94	8.202	570	90.00
6.000 - 6.249	1,492	416,258,633.31	99.79	359	41.10	8.210	624	82.30
6.750 - 6.999	1	279,801.86	0.07	359	45.00	7.737	633	80.00
Total:	1,495	417,154,067.69	100.00	359	41.08	8.210	624	82.31

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE GROUP II COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
August 1, 2007	1	147,682.26	0.04	353	38.00	7.300	659	90.00
September 1, 2007	5	1,058,574.07	0.25	354	37.45	8.253	589	92.08
October 1, 2007	19	4,862,092.39	1.17	355	40.51	7.896	598	86.98
November 1, 2007	15	4,871,108.00	1.17	356	35.73	8.143	575	83.18
December 1, 2007	21	6,082,284.93	1.46	357	42.06	8.407	585	82.10
January 1, 2008	126	35,931,793.07	8.61	358	40.19	7.752	623	82.37
February 1, 2008	823	240,243,006.68	57.59	359	41.64	8.270	629	82.04
March 1, 2008	150	41,993,428.00	10.07	360	40.21	8.338	630	83.01
September 1, 2008	4	975,784.82	0.23	354	33.95	8.272	581	89.99
October 1, 2008	7	2,206,485.02	0.53	355	39.47	7.506	584	89.63
November 1, 2008	8	2,493,303.43	0.60	356	43.65	7.526	580	84.28
December 1, 2008	10	2,107,021.23	0.51	357	42.88	7.848	575	85.58
January 1, 2009	36	8,820,439.17	2.11	358	42.87	7.651	607	84.54
February 1, 2009	229	53,672,585.62	12.87	359	40.31	8.332	621	81.53
March 1, 2009	41	11,688,479.00	2.80	360	40.07	8.189	630	80.65
Total:	1,495	417,154,067.69	100.00	359	41.08	8.210	624	82.31

1 Original LTV if first lien, combined LTV if second lien.

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2.000	1,495	417,154,067.69	100.00	359	41.08	8.210	624	82.31
Total:	1,495	417,154,067.69	100.00	359	41.08	8.210	624	82.31

1 Original LTV if first lien, combined LTV if second lien.

Periodic Rate Cap of the Adjustable-Rate Loans
PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1.000	1,495	417,154,067.69	100.00	359	41.08	8.210	624	82.31
Total:	1,495	417,154,067.69	100.00	359	41.08	8.210	624	82.31

1 Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination
STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1 x 30	32	6,063,863.24	1.35	356	43.61	8.362	584	84.68
Never Delinquent	1,777	444,050,093.67	98.65	358	40.95	8.268	625	82.42
Total:	1,809	450,113,956.91	100.00	358	40.98	8.269	625	82.45

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Collateral Summary

Statistics given below are for the Mortgage Loans in the pool as of the Cut-off Date. Balances and percentages are based on the Cut-off Date scheduled balances of such Mortgage Loans (except in the case of Debt-to-Income and FICO, which are determined at origination).

	Summary Statistics		Range (if applicable)

Number of Mortgage Loans	659

Aggregate Current Principal Balance	$197,946,352
Average Current Principal Balance	$300,374		$65,250 to $765,000

Aggregate Original Principal Balance	$197,948,446
Average Original Principal Balance	$300,377		$65,250 to $765,000

Fully Amortizing Mortgage Loans	100.00%

1st Lien	100.00%

Weighted Avg. Gross Coupon	7.689%		6.000% to 10.900%

Weighted Avg. Original Term (months)	359		180 to 360
Weighted Avg. Remaining Term (months)	358		179 to 360

Weighted Avg. Margin(ARM Loans Only)	6.001%		6.000% to 7.125%

Weighted Avg. Maximum Rate (ARM Loans Only)	13.688%		12.000% to 16.900%

Weighted Avg. Minimum Rate (ARM Loans Only)	7.688%		6.000% to 10.900%

Weighted Avg. Original LTV (1)	79.30%		36.67% to 95.00%

Weighted Avg. Borrower FICO	665		601 to 801

Geographic Distribution (Top 5):	CA	61.91%
	FL	12.26%
	AZ	7.86%
	IL	2.97%
	NV	2.87%

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Collateral Type
COLLATERAL TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
15YR FXD -60 MONTHS IO	1	114,874.08	0.06	179	25.00	8.300	657	65.00
2/6 MONTH LIBOR -24 MONTHS IO	1	236,250.00	0.12	354	40.00	6.200	693	75.00
2/6 MONTH LIBOR -60 MONTHS IO	528	162,815,647.98	82.25	358	41.03	7.718	666	79.76
30YR FXD -60 MONTHS IO	13	3,576,518.00	1.81	358	38.73	7.763	653	76.37
3/6 MONTH LIBOR -60 MONTHS IO	116	31,203,061.82	15.76	358	40.50	7.542	663	77.30
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30
[1] Original LTV if first lien, combined LTV if second lien.
Principal Balances at Origination*
RANGE OF PRINCIPAL BALANCES AT ORIGINATION ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF ORIGINATION ($)	% OF PRINCIPAL BALANCE AS OF ORIGINATION	REMAINING TERM TO MATURITY (months)*	DEBT-TO-INCOME (%)*	GROSS COUPON (%)*	FICO*	OLTV[1] (%)
50,000.01 - 100,000.00	4	322,850.00	0.16	358	33.34	7.856	652	82.02
100,000.01 - 150,000.00	63	8,287,563.00	4.19	356	36.97	7.906	667	76.66
150,000.01 - 200,000.00	122	21,442,463.00	10.83	359	39.64	7.720	666	79.08
200,000.01 - 250,000.00	104	23,441,684.00	11.84	358	38.31	7.674	662	78.77
250,000.01 - 300,000.00	78	21,393,114.00	10.81	357	39.65	7.802	664	78.63
300,000.01 - 350,000.00	80	25,874,444.00	13.07	356	42.39	7.591	656	78.34
350,000.01 - 400,000.00	55	20,557,418.00	10.39	359	42.35	7.775	660	79.40
400,000.01 - 450,000.00	59	25,202,361.00	12.73	359	42.95	7.682	671	79.54
450,000.01 - 500,000.00	36	16,966,753.00	8.57	359	42.17	7.485	659	79.97
500,000.01 - 550,000.00	19	10,010,684.00	5.06	359	41.04	7.766	663	79.68
550,000.01 - 600,000.00	15	8,723,556.00	4.41	359	42.03	7.299	673	81.37
600,000.01 - 650,000.00	14	8,764,684.00	4.43	359	38.52	7.723	684	80.70
650,000.01 - 700,000.00	6	4,017,972.00	2.03	359	45.81	8.132	675	80.83
700,000.01 - 750,000.00	3	2,177,900.00	1.10	359	47.67	8.023	675	83.38
750,000.01 - 800,000.00	1	765,000.00	0.39	360	18.00	7.350	757	90.00
Total:	659	197,948,446.00	100.00	358	40.90	7.689	665	79.30

1 Original LTV if first lien, combined LTV if second lien.

*Based on the original balances of the Mortgage Loans.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Principal Balance as of the Cut-Off Date
RANGE OF PRINCIPAL BALANCES AS OF THE CUT-OFF DATE ($)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
50,000.01 - 100,000.00	4	322,850.00	0.16	358	33.34	7.856	652	82.02
100,000.01 - 150,000.00	63	8,286,737.04	4.19	356	36.97	7.906	667	76.66
150,000.01 - 200,000.00	122	21,442,262.00	10.83	359	39.64	7.720	666	79.08
200,000.01 - 250,000.00	104	23,441,672.84	11.84	358	38.31	7.674	662	78.77
250,000.01 - 300,000.00	78	21,393,113.34	10.81	357	39.65	7.802	664	78.63
300,000.01 - 350,000.00	80	25,874,422.00	13.07	356	42.39	7.591	656	78.34
350,000.01 - 400,000.00	55	20,557,396.00	10.39	359	42.35	7.775	660	79.40
400,000.01 - 450,000.00	59	25,201,360.82	12.73	359	42.95	7.682	671	79.54
450,000.01 - 500,000.00	36	16,966,741.84	8.57	359	42.17	7.485	659	79.97
500,000.01 - 550,000.00	19	10,010,684.00	5.06	359	41.04	7.766	663	79.68
550,000.01 - 600,000.00	15	8,723,556.00	4.41	359	42.03	7.299	673	81.37
600,000.01 - 650,000.00	14	8,764,684.00	4.43	359	38.52	7.723	684	80.70
650,000.01 - 700,000.00	6	4,017,972.00	2.03	359	45.81	8.132	675	80.83
700,000.01 - 750,000.00	3	2,177,900.00	1.10	359	47.67	8.023	675	83.38
750,000.01 - 800,000.00	1	765,000.00	0.39	360	18.00	7.350	757	90.00
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30

1 Original LTV if first lien, combined LTV if second lien.

Remaining Term to Maturity
RANGE OF MONTHS REMAINING	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
121 - 180	2	458,874.08	0.23	179	39.24	8.300	654	76.24
181 - 240	2	455,750.00	0.23	239	39.71	7.933	673	83.84
301 - 360	655	197,031,727.80	99.54	359	40.90	7.687	665	79.29
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Mortgage Rate
RANGE OF CURRENT MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	12	3,173,799.84	1.60	358	37.41	6.314	671	70.79
6.500 - 6.999	102	34,601,719.00	17.48	359	41.28	6.826	664	77.86
7.000 - 7.499	148	44,222,403.00	22.34	359	40.01	7.240	662	79.75
7.500 - 7.999	199	58,789,071.96	29.70	359	40.76	7.735	667	79.03
8.000 - 8.499	102	28,246,739.08	14.27	355	41.60	8.249	665	79.59
8.500 - 8.999	73	22,050,810.00	11.14	359	41.65	8.706	667	81.29
9.000 - 9.499	10	3,259,026.00	1.65	359	41.94	9.286	656	80.48
9.500 - 9.999	9	2,382,086.00	1.20	359	44.23	9.723	667	81.20
10.000 - 10.499	3	1,076,697.00	0.54	359	39.90	10.159	685	89.50
10.500 - 10.999	1	144,000.00	0.07	360	28.00	10.900	624	80.00
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30

1 Original LTV if first lien, combined LTV if second lien.

Original Loan-to-Value Ratios(1)
RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[2] (%)
35.01 - 40.00	3	391,000.00	0.20	359	28.77	7.551	647	38.76
40.01 - 45.00	2	314,800.00	0.16	358	43.63	7.366	658	41.76
45.01 - 50.00	3	787,000.00	0.40	360	44.68	7.306	635	47.48
50.01 - 55.00	2	545,000.00	0.28	359	21.30	7.745	627	53.78
55.01 - 60.00	7	2,045,500.00	1.03	359	30.16	7.430	665	57.88
60.01 - 65.00	12	3,463,874.08	1.75	353	38.44	7.083	640	63.93
65.01 - 70.00	14	3,389,100.00	1.71	359	40.45	7.218	645	69.02
70.01 - 75.00	20	5,696,808.00	2.88	359	40.18	7.256	651	73.26
75.01 - 80.00	552	167,149,395.80	84.44	358	41.31	7.701	666	79.95
80.01 - 85.00	22	6,740,574.00	3.41	359	41.95	7.720	662	84.29
85.01 - 90.00	16	5,123,353.00	2.59	354	38.58	8.095	691	89.94
90.01 - 95.00	6	2,299,947.00	1.16	359	33.86	8.930	694	94.94
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30

(1)The loan-to-value(“OLTV”) of a first-lien mortgage at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan at the date of origination and the denominator of which is the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan. The OLTV of a second lien mortgage loan at any given time is a fraction, expressed as a percentage the numerator of which is (i) the sum of (a) the principal balance of such mortgage loan at the date of origination plus (b) the outstanding balance of the senior mortgage loan at the date of origination of such mortgage loan and the denominator of which is (ii) the lesser of the sales price of the related mortgage property and its appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan.

2 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

FICO Score at Origination
RANGE OF FICO SCORES	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
600 - 619	32	9,755,942.00	4.93	359	39.42	7.494	608	73.00
620 - 639	180	54,187,746.00	27.37	358	41.90	7.721	630	79.32
640 - 659	133	37,549,819.70	18.97	357	41.26	7.729	650	79.24
660 - 679	100	29,316,714.34	14.81	359	40.57	7.746	668	79.73
680 - 699	101	31,298,933.84	15.81	359	41.30	7.567	688	79.89
700 - 719	55	16,224,841.00	8.20	357	39.14	7.728	710	78.85
720 - 739	32	12,075,741.00	6.10	359	40.84	7.523	729	81.07
740 - 759	14	4,528,396.00	2.29	359	36.18	8.043	751	81.69
760 - 779	9	2,479,650.00	1.25	359	38.97	7.954	770	81.58
780 - 799	2	385,600.00	0.19	360	35.15	7.734	782	80.00
800 - 819	1	142,968.00	0.07	359	46.00	7.550	801	80.00
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30

1 Original LTV if first lien, combined LTV if second lien.

Debt-to-Income Ratio
RANGE OF DEBT-TO-INCOME RATIOS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
<= 20.00	25	7,813,997.00	3.95	359	15.98	7.541	673	79.31
20.01 - 25.00	23	5,611,016.08	2.83	355	23.16	7.882	669	77.16
25.01 - 30.00	48	11,815,881.00	5.97	359	28.29	7.636	667	77.66
30.01 - 35.00	54	13,666,927.66	6.90	356	33.41	7.659	666	78.62
35.01 - 40.00	109	30,888,431.00	15.60	359	38.83	7.686	669	79.49
40.01 - 45.00	202	62,425,462.84	31.54	358	43.10	7.617	667	79.72
45.01 - 50.00	198	65,724,636.30	33.20	359	48.07	7.776	659	79.42
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Geographic Distribution
STATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
California	329	122,539,853.84	61.91	359	41.61	7.626	664	79.24
Florida	105	24,271,839.00	12.26	359	40.01	7.804	663	79.39
Arizona	86	15,552,030.04	7.86	356	39.03	7.892	673	80.75
Illinois	26	5,877,490.00	2.97	355	43.83	7.866	651	77.01
Nevada	21	5,675,771.00	2.87	359	38.18	8.164	655	79.91
New York	12	4,987,500.00	2.52	359	39.02	7.372	685	79.94
Utah	15	3,303,104.00	1.67	340	43.38	7.900	666	80.00
Washington	9	2,412,644.00	1.22	359	32.22	7.662	652	80.00
Hawaii	5	2,087,750.00	1.05	359	44.90	7.430	668	81.78
Maryland	8	1,943,600.00	0.98	359	39.46	7.394	660	78.61
Colorado	9	1,821,800.00	0.92	359	41.23	7.725	653	79.87
Minnesota	5	1,515,000.00	0.77	359	30.97	7.577	732	85.05
New Jersey	5	1,419,120.00	0.72	359	41.08	7.531	653	68.83
Texas	6	870,568.00	0.44	359	37.04	8.419	681	80.00
Maine	2	515,200.00	0.26	359	46.19	7.350	677	80.31
Michigan	1	511,500.00	0.26	360	34.00	7.990	701	58.46
Massachusetts	1	360,000.00	0.18	360	45.00	6.575	665	67.54
Oregon	1	304,340.00	0.15	359	42.00	6.800	648	80.00
Ohio	2	281,000.00	0.14	358	43.07	6.686	641	73.27
Indiana	1	260,000.00	0.13	359	39.00	9.550	636	80.00
Rhode Island	1	252,800.00	0.13	359	44.00	6.800	695	80.00
Missouri	2	229,520.00	0.12	359	41.17	7.688	701	80.00
New Hampshire	1	200,000.00	0.10	359	46.00	7.250	677	78.13
Nebraska	1	168,080.00	0.08	359	39.00	8.550	624	80.00
Connecticut	1	161,760.00	0.08	360	42.00	8.680	632	80.00
Louisiana	1	127,920.00	0.06	360	23.00	8.820	704	80.00
New Mexico	1	124,000.00	0.06	360	29.00	7.750	650	80.00
Mississippi	1	106,912.00	0.05	360	22.00	8.565	711	80.00
Wisconsin	1	65,250.00	0.03	359	22.00	8.975	665	90.00
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Occupancy Status
OCCUPANCY STATUS*	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Owner Occupied	653	196,361,351.88	99.20	358	40.92	7.690	665	79.30
Second Home	6	1,585,000.00	0.80	359	38.14	7.573	665	79.25
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30

1 Original LTV if first lien, combined LTV if second lien.

*Based on mortgagor representation at origination.

Documentation Type
INCOME DOCUMENTATION	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Full Documentation	312	91,252,536.80	46.10	359	40.14	7.383	661	79.13
Limited Documentation	78	24,023,323.00	12.14	356	38.65	7.611	666	79.97
Stated Documentation	269	82,670,492.08	41.76	358	42.39	8.050	669	79.28
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30

1 Original LTV if first lien, combined LTV if second lien.

Loan Purpose
PURPOSE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Purchase	508	156,294,767.96	78.96	358	41.07	7.757	668	80.38
Refinance-Debt Consolidation Cash Out**	138	38,173,033.92	19.28	358	40.38	7.429	653	75.07
Refinance-Debt Consolidation No Cash Out***	13	3,478,550.00	1.76	352	38.91	7.492	664	77.00
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30

1 Original LTV if first lien, combined LTV if second lien.

** Cash proceeds to the borrower inclusive of debt consolidation payments exceed 2% or $2,000 of the original principal balance of the related loan. Also includes all home equity loans originated in Texas with any cash proceeds.

*** Cash proceeds to the borrower inclusive of debt consolidation payments do not exceed 2% or $2,000 of the original principal balance of the related loan. Excludes home equity loans originated in Texas with any cash proceeds.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Credit Grade
RISK CATEGORY	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1	632	190,409,951.88	96.19	358	41.02	7.697	666	79.46
2	26	7,306,400.00	3.69	359	37.63	7.524	635	75.22
5	1	230,000.00	0.12	359	44.00	6.750	651	74.68
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30

1 Original LTV if first lien, combined LTV if second lien.

Property Type
PROPERTY TYPE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Single Family	474	144,588,663.88	73.04	358	41.05	7.659	663	79.25
Pud	80	23,428,900.00	11.84	358	40.66	7.928	661	79.54
Condominium	71	18,432,549.00	9.31	359	40.38	7.825	670	80.09
Two-to-Four Family	28	10,385,039.00	5.25	359	39.85	7.335	691	77.84
Pud Attached	4	798,400.00	0.40	359	44.67	7.801	646	80.00
Single Family Attached	2	312,800.00	0.16	359	45.78	7.367	655	80.00
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30

1 Original LTV if first lien, combined LTV if second lien.

Prepayment Charge Term
PREPAYMENT CHARGE TERM AT ORIGINATION (MONTHS)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
No Prepayment Penalty	141	44,720,518.00	22.59	357	41.72	8.270	667	79.17
12 Months	42	15,331,333.00	7.75	359	41.74	7.984	666	80.70
24 Months	410	121,802,170.98	61.53	359	40.70	7.486	665	79.58
36 Months	66	16,092,329.90	8.13	357	39.31	7.334	658	76.17
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30

1 Original LTV if first lien, combined LTV if second lien.

Conforming Balances
CONFORMING BALANCE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
Conforming	530	131,415,157.04	66.39	358	40.46	7.718	663	78.74
Non-Conforming	129	66,531,194.84	33.61	359	41.76	7.634	670	80.40
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Maximum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MAXIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
12.000 - 12.499	11	3,081,799.84	1.59	358	37.48	6.313	671	70.51
12.500 - 12.999	100	33,975,719.00	17.49	359	41.44	6.828	665	77.90
13.000 - 13.499	144	43,340,603.00	22.31	359	39.96	7.239	663	79.77
13.500 - 13.999	197	58,134,603.96	29.93	359	40.81	7.733	666	79.21
14.000 - 14.499	99	27,599,865.00	14.21	356	41.65	8.249	665	79.65
14.500 - 14.999	72	21,638,810.00	11.14	359	41.70	8.709	667	81.32
15.000 - 15.499	9	2,880,776.00	1.48	359	42.32	9.317	660	79.89
15.500 - 15.999	9	2,382,086.00	1.23	359	44.23	9.723	667	81.20
16.000 - 16.499	3	1,076,697.00	0.55	359	39.90	10.159	685	89.50
16.500 - 16.999	1	144,000.00	0.07	360	28.00	10.900	624	80.00
Total:	645	194,254,959.80	100.00	358	40.95	7.688	665	79.36
[1] Original LTV if first lien, combined LTV if second lien.
Minimum Mortgage Rates of the Adjustable-Rate Loans
RANGE OF MINIMUM MORTGAGE RATES (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.499	11	3,081,799.84	1.59	358	37.48	6.313	671	70.51
6.500 - 6.999	100	33,975,719.00	17.49	359	41.44	6.828	665	77.90
7.000 - 7.499	144	43,340,603.00	22.31	359	39.96	7.239	663	79.77
7.500 - 7.999	197	58,134,603.96	29.93	359	40.81	7.733	666	79.21
8.000 - 8.499	99	27,599,865.00	14.21	356	41.65	8.249	665	79.65
8.500 - 8.999	72	21,638,810.00	11.14	359	41.70	8.709	667	81.32
9.000 - 9.499	9	2,880,776.00	1.48	359	42.32	9.317	660	79.89
9.500 - 9.999	9	2,382,086.00	1.23	359	44.23	9.723	667	81.20
10.000 - 10.499	3	1,076,697.00	0.55	359	39.90	10.159	685	89.50
10.500 - 10.999	1	144,000.00	0.07	360	28.00	10.900	624	80.00
Total:	645	194,254,959.80	100.00	358	40.95	7.688	665	79.36
[1] Original LTV if first lien, combined LTV if second lien.
Gross Margins of the Adjustable-Rate Loans
RANGE OF GROSS MARGINS (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
6.000 - 6.249	644	194,079,759.80	99.91	358	40.94	7.687	665	79.36
7.000 - 7.249	1	175,200.00	0.09	360	48.00	8.275	702	80.00
Total:	645	194,254,959.80	100.00	358	40.95	7.688	665	79.36

1 Original LTV if first lien, combined LTV if second lien.

DESCRIPTION OF THE INTEREST ONLY COLLATERAL

Next Rate Adjustment Date of the Adjustable-Rate Loans
NEXT RATE ADJUSTMENT DATE	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
September 1, 2007	1	236,250.00	0.12	354	40.00	6.200	693	75.00
October 1, 2007	4	1,154,399.84	0.59	355	42.48	7.190	641	80.00
November 1, 2007	1	488,000.00	0.25	356	48.00	6.990	629	80.00
December 1, 2007	6	1,112,294.96	0.57	357	41.15	7.733	667	80.00
January 1, 2008	90	25,761,533.18	13.26	358	42.43	7.561	658	79.72
February 1, 2008	372	117,542,439.00	60.51	358	41.03	7.766	666	79.70
March 1, 2008	55	16,756,981.00	8.63	360	38.57	7.680	676	80.18
November 1, 2008	2	378,000.00	0.19	356	44.65	7.169	673	80.00
December 1, 2008	2	540,360.00	0.28	357	45.82	6.794	643	80.00
January 1, 2009	14	4,052,189.82	2.09	358	41.55	7.182	648	77.28
February 1, 2009	77	19,663,432.00	10.12	358	40.10	7.632	668	77.62
March 1, 2009	21	6,569,080.00	3.38	360	40.38	7.576	658	75.96
Total:	645	194,254,959.80	100.00	358	40.95	7.688	665	79.36

1 Original LTV if first lien, combined LTV if second lien.

Initial Periodic Rate Cap of the Adjustable-Rate Loans
INITIAL PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
2.000	645	194,254,959.80	100.00	358	40.95	7.688	665	79.36
Total:	645	194,254,959.80	100.00	358	40.95	7.688	665	79.36

1 Original LTV if first lien, combined LTV if second lien.

Periodic Rate Cap of the Adjustable-Rate Loans
PERIODIC CAP (%)	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1.000	645	194,254,959.80	100.00	358	40.95	7.688	665	79.36
Total:	645	194,254,959.80	100.00	358	40.95	7.688	665	79.36

1 Original LTV if first lien, combined LTV if second lien.

Historical Delinquency of the Mortgage Loans Since Origination
STATUS	NUMBER OF MORTGAGE LOANS	PRINCIPAL BALANCE AS OF THE CUT-OFF DATE ($)	% OF PRINCIPAL BALANCE AS OF THE CUT-OFF DATE	REMAINING TERM TO MATURITY (months)	DEBT-TO-INCOME (%)	GROSS COUPON (%)	FICO	OLTV[1] (%)
1 x 30	2	703,975.00	0.36	356	46.47	7.239	629	80.00
Never Delinquent	657	197,242,376.88	99.64	358	40.88	7.691	665	79.29
Total:	659	197,946,351.88	100.00	358	40.90	7.689	665	79.30

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Investment Bank

Banking
Ketan Parekh	212-713-4228
Anthony Beshara	212-713-2804
Michael Zentz	212-713-6099
Sharmeen Khan	212-713-6252

Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4002
Joseph Ruttle	212-713-2252

Structuring
Michael Leung	212-713-8661
Adrian Wu	212-713-3153

Collateral
Brian Kramer	212-713-1040

Rating Agencies

Moody’s
Keren Gabay	(212) 553-2728

Standard & Poor’s
Linda Kwok	(212) 438-2610

Fitch
Andrea Murad	(212) 908-0896